EXHIBIT 10.1

Portions of this exhibit indicated by “******” have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

AGREEMENT FOR THE SUPPLY OF COAL

TO

THE MOUNT STORM POWER STATION

BETWEEN

VIRGINIA ELECTRIC AND POWER COMPANY

AND

ALLIANCE COAL, LLC

Effective: June 22, 2005

i

ANNEXES

A	Description of Reserves
B	Sample Calculations for BTU Adjustments
C	Determination of Quarterly Price
D	Sampling and Analysis Procedures and Requirements
E	Truck Dump Facility Depreciation/Buy Out Schedule
F	Synopsis of Buyer’s Sampling and Analysis Procedures
G	Referee Laboratories
H	Performance Criteria for the Project
I	Third Party Sales Agreements

Attachment 1 Ancillary Services Agreement

Attachment 2 Amended and Restated Lease Agreement

Attachment 3 Amended and Restated Equipment Lease (Truck Unloading Facility)

ii

AGREEMENT FOR THE SUPPLY OF COAL

TO

MT. STORM POWER STATION

THIS AGREEMENT FOR THE SUPPLY OF COAL (the “Agreement”), is made on the 22nd day of June, 2005, effective as of the date hereof (the “Effective Date”), by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia public service corporation with its principal office located in Richmond, Virginia, trading in the Commonwealth of Virginia as “Virginia Power” and in the State of North Carolina as “North Carolina Power” (hereinafter referred to as “Buyer”), and Alliance Coal, LLC, a Delaware limited liability company with its principal office located in Tulsa, Oklahoma, (hereinafter referred to as “Seller”). Buyer and Seller sometimes are referred to hereinafter individually as a “party” and collectively as the “parties.”

R E C I T A L S

WHEREAS, Buyer owns and operates the Mt. Storm Power Station (“Station”) located in Grant County, West Virginia; and

WHEREAS, Buyer desires to contract for a supply of coal for shipment to the Station; and

WHEREAS, each of Mettiki Coal (WV), LLC, Mettiki Coal, LLC, and Backbone Mountain, LLC is a Delaware limited liability company, and an indirect wholly owned subsidiary of Seller; and

WHEREAS, Seller by reason of its ownership and control of Mettiki Coal (WV), LLC, Mettiki Coal, LLC and Backbone Mountain LLC controls sufficient reserves of coal at the Production Sources (as defined in Section 3.2) from which Seller can produce coal in the quantity and of the quality required by Buyer;

WHEREAS, as part of Seller’s obligation to supply coal to Buyer hereunder, Seller and/or Seller’s subcontractor(s) will, as provided herein, (a) operate, use, maintain and repair the Existing

Truck Unloading Facility (as defined below), (b) operate and use the existing Coal Silos (as defined below) and (i) operate, use, maintain and repair the coal reclaim systems located at the base of such Coal Silos, (ii) maintain and repair the chute work and mechanical interconnections of the Existing Truck Unloading Facility located near the top of such Coal Silos, and (iii) clean the interior of the Coal Silos in order to maintain for Seller’s performance hereunder the existing level of the derated storage capacity of the Coal Silos which is set forth in Section 1.1(o) below, and (c) construct, operate, use, maintain and repair the Storage and Blending Facility and upgrade the coal reclaim systems located at the base of the Coal Silos, as provided herein;

WHEREAS, Alliance Coal Sales, a division of Alliance Coal, LLC, whose address is the same as Seller’s address, shall act as Seller’s agent for administration of this Agreement;

NOW, THEREFORE, in consideration of the above Recitals which are incorporated herein and the covenants and promises hereinafter set forth, and intending to be legally bound, Seller agrees to sell and deliver, and Buyer agrees to purchase, accept, and pay for, coal in the quantity, of the quality, during the period, at the Price and upon the other terms and conditions set forth herein.

ARTICLE 1

DEFINITIONS AND TERMS

Section 1.1 Definitions

Wherever the following terms appear in this Agreement, they shall have the meaning stated below:

(a) AAA – As defined in Section 12.9.

(b) Accelerated Delivery Basis – The make up of any Shortfall Quantity arising under the provisions of this Agreement whereby such Shortfall Quantity is fully made up in the manner provided herein in the immediately following Calendar Month(s) after the determination of any such Shortfall Quantity; provided that the parties agree that until any such Shortfall Quantity is fully made up, quantities of coal which are delivered by Seller and as to which Buyer takes Receipt during any such Calendar Month(s) shall be in addition to the existing quantities sold and purchased during such Calendar Month(s); provided further that, the total quantity delivered by Seller and received by Buyer in any one Calendar Month in which a Shortfall Quantity is being made up shall not exceed a total amount of ****** tons, unless otherwise mutually agreed to by the parties. In regards to the make up of such a Shortfall Quantity, the parties agree as follows: (i) subject to the provisions of Section 3.1(b), the parties will schedule, Seller will deliver, and Buyer will take Receipt of, a minimum total quantity of coal each Calendar Month of ****** tons until such Shortfall Quantity is made up, and (ii) Seller will deliver, and Buyer will take Receipt of, during any Calendar Month such quantities of coal representing Buyer’s monthly scheduling orders as set forth in Section 3.1(b) plus the Shortfall Quantity ****** the parties may have in regards to the sale and purchase coal under any third party arrangements. The parties acknowledge and agree that in no event will Seller be required to make up any Shortfall Quantity on an Accelerated Delivery Basis if such Shortfall Quantity resulted from (i) an election by either Buyer or Seller to reduce coal tonnage required to be ordered by Buyer and delivered by Seller pursuant to the last full paragraph of Section 3.1(b), and (ii) production losses attributable to or associated with the relocation of the longwall mining equipment from Mettiki Coal, LLC’s existing “D” Mine to Mettiki Coal (WV), LLC’s “E” Mine as more particularly described in Section 3.1(f).

(c) Ancillary Services– As defined in the Ancillary Services Agreement.

(d) Ancillary Services Agreement – The Ancillary Services Agreement attached to this Agreement as Attachment 1.

(e) ARLP – As defined in Section 6.2.

(f) As-Received - Analysis data calculated to the moisture condition of the sample representing the coal at the point of Receipt by Buyer.

(g) Base Period – As defined in Section 7.4(a).

(h) Base Price – As defined in Section 7.1.

(i) Btu - British thermal unit of heat quantity.

(j) Business Day - Monday through Friday excluding legal holidays and holidays recognized by Buyer or Seller.

(k) Calendar Day or day - A Calendar Day shall be the 24 hour period beginning and ending at 12:00 midnight Eastern Standard Time (or Eastern Daylight Saving Time, as applicable). The terms day and Calendar Day may be used interchangeably and shall have the same definition.

(l) Calendar Month or month - A Calendar Month shall begin at 12:00 midnight Eastern Standard Time (or Eastern Daylight Saving Time, as applicable) on the last day of the preceding month and shall end at 12:00 midnight Eastern Standard Time (or Eastern Daylight Saving Time, as applicable) on the last day of the current month. The terms month and Calendar Month may be used interchangeably and shall have the same definition.

(m) Calendar Week or week - A Calendar Week shall be the seven (7) day period beginning at 12:00 midnight Eastern Standard Time (or Eastern Daylight Saving Time, as applicable) on Sunday and ending at 12:00 midnight Eastern Standard Time (or Eastern Daylight Saving Time, as applicable) on Sunday. The terms week and Calendar Week may be used interchangeably and shall have the same definition.

(n) Calendar Year or year - A Calendar Year shall be the 12 month period beginning at 12:00 midnight Eastern Standard Time on December 31 and ending at 12:00 midnight Eastern Standard Time on December 31. The terms year and Calendar Year may be used interchangeably and shall have the same definition.

(o) Coal Silos - The two existing coal silos which are located on Station property and have been ****** and which Buyer has determined are capable of being filled, as of the Effective Date, to a maximum height of ****** feet from top of each coal silo and at such maximum fill height each silo will contain an absolute quantity of approximately ******.

(p) Delivered Cost - For truck deliveries, the Delivered Cost shall be the Price as calculated in accordance with Article 7 of this Agreement. For rail deliveries, the Delivered Cost shall be the Price as calculated in accordance with Article 5 and Article 7 of this Agreement. The Delivered Cost shall not include extra costs related to transportation incurred by either party due to circumstances such as demurrage or substitution of sources.

(q) Dry Basis - Analysis data calculated to a theoretical base of no moisture associated with the sample.

(r) Equipment Lease – The Amended and Restated Equipment Lease (Truck Unloading Facility) attached to this Agreement as Attachment 3.

(s) Existing Agreement – As defined in Section 3.4(a).

(t) Existing Truck Unloading Facility—The existing truck unloading facility owned by Mettiki Coal, LLC and located at the Station.

(u) Facilities - The Storage and Blending Facility, the Existing Truck Unloading Facility and the Coal Silos.

(v) Fixed Monthly Fee – As defined in Section 3.4(a).

(w) Lease – The Amended and Restated Lease Agreement attached to this Agreement as Attachment 2.

(x) Material Adverse Change – As defined in Section 6.2.

(y) Mine - The mining operations, identified by name in Section 3.2, from which coal is supplied hereunder.

(z) Moody’s – As defined in Section 6.2.

(aa) Price - For truck deliveries, the price to be paid by Buyer to Seller for coal as to which Buyer has taken Receipt, shall be calculated in accordance with Article 7 of this Agreement. For rail shipments, the price to be paid by Buyer to Seller for coal received hereunder, shall be, from time to time, the price calculated in accordance with Articles 5 and 7 of this Agreement.

(bb) Project – As defined in Section 2.1.

(cc) Production Sources – As defined in Section 3.2.

(dd) Proximate Analysis - For purposes of this Agreement, the Proximate Analysis shall include determination of total sulfur, heating value, volatile matter, ash, fixed carbon and ash fusion temperature.

(ee) Rail Loadout – The existing Mettiki Coal, LLC rail loadout tipple which is located in Garrett County, Maryland.

(ff) Reasonable Profit – For any given period of time as to which a determination is made, where the sum of (1) the production cost attributable to the prudent operation of Seller’s Mines (which the parties agree shall include direct and indirect overhead costs directly associated with the operation of Seller’s Mines, including, without limitation, depreciation (which includes mine development cost amortization), and asset retirement obligation accretion costs, and shall be exclusive of, interest charges, debt service, distributions or other costs not directly related to actual mining operations of Seller’s Mines) as determined pursuant to Seller’s audited profit and loss statements in accordance with then existing generally accepted accounting principles for the mining industry, and (2) the indirect overhead general and administrative costs for Seller’s offices located in Tulsa, Lexington or any other location other than Seller’s Mines, which shall in no event exceed $****** per ton (escalated quarterly in accordance with the percentage change in the Base Price as set forth in Section 7.4), is less than the Price of the coal sold under this Agreement during such period of time. The parties acknowledge and agree Buyer shall have the right to challenge and dispute any costs associated with the operation of Seller’s Mines which is deemed not prudent in accordance with commercially reasonable general operating practices.

(gg) Receipt - For truck deliveries, unless otherwise mutually agreed to by the parties, Receipt by Buyer of coal supplied under this Agreement shall be deemed to occur when such coal, after blending to a form that meets the quality specifications herein, is progressively discharged from the existing “P” conveyor at the existing transfer building. For rail deliveries to a location other than the Station, Receipt by Buyer of coal supplied under this Agreement shall occur at the point in time at which Seller completes loading coal into railcars at the Rail Loadout or other loading point and tenders the loaded car(s) to the delivering carrier for delivery. For rail deliveries to the Station, Receipt by Buyer of coal supplied under this Agreement shall occur at the point of unloading at the Station.

(hh) Reduction Election Quantity– As defined in Section 3.1(b).

(ii) Regulatory Change – As defined in Section 7.5(a).

(jj) Regulatory Requirement – As defined in Section 4.5.

(kk) Reserves – As defined in Section 3.15.

(ll) Rules – As defined in Section 12.9.

(mm) Shipment - For truck deliveries, unless administratively changed by the parties upon mutual agreement, a Shipment shall consist of all coal as to which Buyer has taken Receipt of in one (1) Calendar Day. For rail deliveries, a Shipment shall consist of all coal as to which Buyer has taken Receipt of in one (1) Calendar Day. For rail deliveries by Seller, Seller will provide, or cause to be provided, the bill of lading or individual mine cards/tags to the delivering carrier.

(nn) Shortfall Quantity – The quantity of coal which is equal to the sum of the tonnage of coal which is required to be delivered by Seller and taken Receipt of by Buyer pursuant to the terms of this Agreement during any period minus the actual tonnage of coal delivered by Seller and taken Receipt of by Buyer pursuant to the terms of this Agreement during such period.

(oo) S&P – As defined in Section 6.2.

(pp) Storage and Blending Facility - A coal storage and blending facility located at the Station for the blending of coal and that is inclusive of the chute work and mechanical interconnection to the Existing Truck Unloading Facility and the upgrade of the coal reclaim systems at the base of the Coal Silos as addressed in Section 2.1.

(qq) Substitute Source – As defined in Section 3.2.

(rr) Ton or ton - A short ton of 2,000 pounds (avoirdupois).

(ss) UMWA strike – As defined in Section 7.4(c).

(tt) Unloading Facility Purchase Option – As defined in Section 3.4(b).

Section 1.2 Term

The term of this Agreement shall commence on the Effective Date hereof and shall continue through December 31, 2013, unless terminated or canceled sooner in accordance with the provisions of this Agreement; provided, however, the obligations of Seller to sell and deliver, and Buyer to purchase and receive, coal as provided in this Agreement shall commence on January 1, 2007. This Agreement shall terminate automatically, without further obligation to either party, except for liabilities or obligations based upon prior breach or performance, at the end of the term hereof.

ARTICLE 2

FACILITIES AND ANCILLARY SERVICES

Section 2.1 Facilities and Ancillary Services

Seller and/or Seller’s subcontractors will design and construct (i) the Storage and Blending Facility, (ii) the chute work and mechanical interconnection to the Existing Truck Unloading Facility, and (iii) the upgrade of the coal reclaim systems at the base of the Coal Silos in accordance with Annex H attached hereto (the items in subparagraphs (i), (ii) and (iii) being referred to hereinafter collectively as the “Project”). Seller and/or Seller’s subcontractors will operate, use, maintain and repair the Facilities and provide the Ancillary Services to Buyer as specified in the Ancillary Services Agreement.

Section 2.2 Warranties - Design and Construction, and Availability

(a) Design - Seller warrants, or shall cause its subcontractors to warrant, that as of the date of approval of the Project by Buyer for initial operation as provided herein, the Project shall be designed in accordance with Annex H and, that when completed, the Project shall satisfy the performance standards set forth in Annex H. If the Project fails to conform to these warranties, upon written notice from Buyer, Seller shall (or shall cause its subcontractors), as a condition to receiving Buyer’s approval for initial operation of the Project as provided herein, at Seller’s or Seller’s subcontractors sole expense, promptly take down, remove, replace, or repair as reasonably determined by Buyer, all portions of the Project that fail to conform to the above warranties. In the event Buyer alters or modifies Seller’s design of the Project, the foregoing warranties shall not apply to (i) such alterations or modifications incorporated by Buyer and (ii) the Project if such alterations or modifications are material to the use, operation or maintenance of the Project. In the event (i) Seller’s subcontractors obtain a professional liability policy which has coverage limits of at least $****** and is in a form and with an insurance carrier reasonably satisfactory to Buyer, and

(ii) Seller causes its subcontractors to provide the warranties set forth in this Section 2.2(a) to Seller in its contracts with its subcontractors in a manner that extends to, and is enforceable by, Buyer against any such subcontractor, then Seller shall have no liability under this Section 2.2(a) to Buyer for Seller’s subcontractor’s nonperformance, and Buyer shall have no recourse against Seller, in such regard.

(b) Construction - Seller warrants, or shall cause its subcontractors to warrant, that as of the date of approval of the Project by Buyer for initial operation as provided herein, the Project shall be constructed in a good and workmanlike manner and in accordance with Annex H and, that when completed, the Project shall be free from material defects in workmanship and be suitable for its intended purpose. If the Project fails to conform to these warranties, upon written notice from Buyer, Seller shall (or shall cause its subcontractors), as a condition to receiving Buyer’s approval for initial Project operation as provided herein, at Seller’s or Seller’s subcontractor’s sole expense, promptly take down, remove, replace, or repair as reasonably determined by Buyer, all portions of the Project that fail to conform to the above warranties. In the event (i) Seller’s subcontractors obtain a payment and performance bond in an amount of not less than $****** which is in a form and issued by a company reasonably satisfactory to Buyer, and (ii) the Seller causes it subcontractors to provide such construction warranties to Seller in its contracts with its subcontractors in a manner that extends to, and is enforceable by, Buyer against any such subcontractors, then Seller shall have no liability under this Section 2.2(b) to Buyer for Seller’s subcontractors nonperformance, and Buyer shall have no recourse against Seller, in such regard. Buyer and Seller shall equally share the cost of any payment and performance bond provided in accordance with the immediately preceding sentence, subject to the provisions of Annex H.

(c) Performance Availability - Seller warrants the performance of the Project will meet the requirements of Annex H Services and this Article 2 and will be mechanically complete (as defined below in this Section 2.2(c)) and available to support the delivery and blending of coal ordered and scheduled beginning ******. Consistent with the parties’ performance obligations identified in Annex H, in the event the Project is not mechanically complete and available to support the delivery and blending of coal ordered and scheduled on or after ****** because of:

(1) Seller’s nonperformance due to reasons other than a force majeure event or events hereunder - Seller shall deliver coal, at the same Delivered Cost, as ordered and scheduled by Buyer hereunder until Buyer and Seller reasonably determine that the Project is mechanically complete and available to support delivery and blending of coal as required in this Agreement; or,

(2) Buyer’s nonperformance due to reasons other than a force majeure event or events hereunder, or Buyer’s inability to obtain required and necessary permits in a timely manner or to fulfill any other of its obligations hereunder - Seller shall deliver coal as ordered and scheduled by Buyer hereunder and Buyer shall reimburse Seller for any additional cost and expense incurred by Seller if the Delivered Cost of such coal exceeds the Delivered Cost of coal if it had been delivered and blended at the Facilities, until Buyer and Seller reasonably determine that the Project is mechanically complete and available to support delivery and blending of coal as required in this Agreement.

(3) Seller’s or Buyer’s nonperformance due to a force majeure event or events hereunder, or a subcontractor’s nonperformance for any reason - until such time as Buyer and Seller reasonably determine that the Project is mechanically complete and available to support delivery and blending of coal as required by this Agreement, Seller shall deliver coal as ordered and scheduled by Buyer hereunder and Buyer shall reimburse Seller for one-half of any additional costs incurred by Seller, subject to the following limitation; the maximum amount of any additional costs incurred by Seller, for which Buyer does not reimburse Seller, shall not exceed $******.

Notwithstanding the forgoing, if the Project is not mechanically complete and available to support the delivery and blending of coal ordered and scheduled on or after ******, each party will use its respective best efforts to mitigate any cost impacts to the other, which best efforts may include, but not be limited to, the use of any functional portion of the Facilities, the rates at which Buyer takes Receipt of coal, and/or alternate method(s) of weighing, sampling, and/or determination of quality adjustments. The term “mechanically complete,” as used with respect to the Project, shall mean the Project has been substantially completed, is mechanically functional and free of material defects, and is capable of being operated as an integrated facility to support the delivery and blending of coal at the Facilities in a legal, safe and workmanlike manner.

The remedies set forth in this Article are in addition to such other remedies as may be available to Buyer or Seller at law or in equity.

In the event that Seller at the request of Buyer requires its subcontractors to obtain and maintain bonding in excess of the normal and customary requirements, Buyer will reimburse Seller for any costs incurred by Seller for any such excess bonding.

ARTICLE 3

SALE, PURCHASE AND TRANSPORTATION OF COAL

Section 3.1 Quantity and Scheduling

(a) Beginning on January 1, 2007, the base annual tonnage sold and purchased hereunder during each Calendar Year during the term of this Agreement shall be 2,250,000 tons.

(b) Except as otherwise provided herein, Buyer’s monthly scheduling orders shall be in substantially equal quantities of the base annual tonnage (i.e., 187,500 tons per month), unless otherwise mutually agreed upon by the parties, and as reflective of any makeup of Shortfall Quantities required pursuant to the provisions of this Agreement or any Reduction Election Quantity (as defined below).

Seller shall deliver the monthly tonnage ordered by Buyer throughout the month, excluding holidays, scheduled or unscheduled outages of the Facilities, the Rail Loadout, and/or the loading facilities at the Production Sources, Buyer’s reasonable requests for delay of shipments, force majeure events, or at such other times as Seller may direct due to, in Seller’s determination, abnormal impacts on transportation of daily truck shipments. Except as provided in the immediately preceding sentence, Seller shall have the discretion to deliver truck shipments of coal 365 days a year, 7 (seven) days a week, 24 (twenty-four) hours a day to meet Buyer’s monthly coal orders.

Buyer and Seller shall exert all reasonable efforts to meet the operational needs of the other party, taking into consideration Buyer’s and Seller’s scheduled outages, the consumption of coal, transportation, mining, seasons of the year as they relate to anticipated adverse weather conditions, mining conditions, and storage capabilities of each party. Accordingly, the parties shall exert all reasonable efforts to work toward mutually agreeable delivery schedules and make changes in previously established shipping schedules, if so requested by either party. The parties shall provide written notice for scheduled outages and prompt notice of unscheduled outages that will impact delivery. The parties acknowledge and agree that their respective obligations under this paragraph to meet the operational needs of the other party do not include changes in delivery schedules by either party in order to take advantage of market opportunities.

Buyer shall have the discretion to take Receipt of coal at varying rates of flow, subject to the capabilities and limitations of the Facilities as more particularly described in Annex H, seven (7)

days a week, 24 (twenty-four) hours a day to meet Buyer’s Station needs including any synthetic fuel production, bunkering requirements or any other requirement of the Station. Subject to the foregoing provisions of this Section 3.1, Seller agrees to sell and deliver such monthly quantities as Buyer shall order. Buyer shall order coal by providing written notice to Seller by means of monthly forecast letters specifying the quantities of coal to be purchased by Buyer for the following three months. Quantities specified for delivery in the first and second months of the forecast letters shall be firm quantities (to be confirmed by a Purchase Notice from Buyer for those months), unless revisions are mutually agreed to and confirmed in writing by Buyer and Seller. The quantities specified for the third month of the forecast letters are for planning purposes only and shall not be considered binding on either party hereto. Such three-month quantity forecast letters shall be provided to Seller by the twentieth (20th) of the month preceding the three (3) month period.

The actual tonnage which Buyer has taken Receipt of during any six-month period of January through June and July through December must be within ****** tons of the tonnage ordered by Buyer during such six-month period. If, after taking into account the ****** ton allowable variance, the actual tonnage which Buyer has taken Receipt of is less than the ordered tonnage and such failure is not the result of a force majeure event (as defined in Section 9.1) or Buyer’s request to delay Shipments and/or Receipt of coal, as the case may be, pursuant to Section 3.13, such Shortfall Quantity shall be made up on an Accelerated Delivery Basis. Such coal shall be delivered at the Price applicable during the month the coal was originally scheduled to be delivered.

Notwithstanding the provisions of this Section 3.1(b), either party may elect to reduce the ****** tons of coal required to be ordered by Buyer and delivered by Seller in any given Calendar Year other than the final Calendar Year by up to ****** tons for such Calendar Year (or prorated portion thereof), by giving written notice to the other party on or before ****** of the immediately preceding Calendar Year; provided, however, in the event each of the parties makes such an election for such Calendar Year, the election for the greatest number of tons shall control; and provided further, in no event will the total reduction for such Calendar Year exceed ****** tons (with any such reduction in the base annual tonnage referred to as a “Reduction Election Quantity”). Any Reduction Election Quantity will be deducted in substantially equal monthly quantities throughout the applicable Calendar Year. Any Reduction Election Quantity attributable to an election by Buyer or Seller under this paragraph shall be made up in the Calendar Year immediately following the applicable Calendar Year on a mutually agreed upon delivery schedule or, if the parties are unable to agree upon such a delivery schedule, then on a pro rata basis. In no event will any Reduction Election Quantity be required to be made up on an Accelerated Delivery Basis. In no event will Seller be obligated to deliver, or Buyer be obligated to purchase, more than ****** tons of coal pursuant to this Agreement.

(c) Unless otherwise mutually agreed to by the parties, Buyer shall not be required to take Receipt of, and Seller shall not be required to deliver, any quantity of coal during a Calendar Month in excess of (1) the total monthly amount ordered by Buyer, or (2) amounts required to be purchased by Buyer and sold by Seller hereunder. If Buyer does accept Receipt of any excess quantity of coal, Buyer may, upon written notice to Seller, require that such excess amount be deducted from the total monthly quantity to be delivered during any of the six (6) Calendar Months immediately following the month in which the excess quantity was delivered.

(d) This Agreement is not and shall not be construed as a contract for all of Buyer’s coal requirements for the Station.

(e) From time to time until the expiration or termination of the right to receive tax credits for synthetic fuel under Section 29 of the Internal Revenue Code of 1986, as amended, Buyer pursuant to the provisions of Annex I may request and, if so requested by Buyer, Seller shall enter into new spot and/or long term agreements to sell coal to a third party designated by Buyer for use at the synthetic fuel facility located at the Station in accordance with Annex I.

(f) Seller shall provide Buyer with a time schedule and monthly updates regarding the status of the engineering, design and construction of Mettiki Coal (WV), LLC’s “E” Mine and the Project with anticipated completion dates. Prior to the relocation of the longwall mining equipment from Mettiki Coal, LLC’s existing “D” Mine operations to Mettiki Coal (WV), LLC’s “E” Mine, each of the parties will coordinate and use their respective commercially reasonable efforts to make arrangements to minimize the effect of any production loss resulting from the relocation of such equipment, which arrangements may include, but not be limited to, mutually agreed to price (not to exceed the Price applicable to coal shipped for that quarter converted to a cents per million BTU bases) and quality adjustments relative to the delivery of coal on or after ******, from one or more of the Production Sources to Buyer prior to the relocation of such equipment. Seller shall be excused from delivering any production losses attributable to or associated with the relocation of the mining equipment to Mettiki Coal (WV), LLC’s “E” Mine up to a maximum excused Shortfall Quantity of ****** tons. Seller shall have the option to make up such excused Shortfall Quantity (up to a maximum excused amount of ****** tons) at its sole election by providing Buyer written notice of such election within thirty (30) Calendar Days after the date the mining equipment is relocated and commercially operational. Notwithstanding the provisions of the immediately preceding sentence, Seller acknowledges and agrees that any and all longwall production from the Mettiki Coal (WV), LLC’s “E” Mine after the relocation of such equipment but prior to the commercial operation thereof will be supplied to Buyer pursuant to the terms of this Agreement. Such Shortfall Quantity attributable to or associated with the relocation of the mining equipment that is in excess of ****** tons will be made up on a ratable monthly basis over the remaining term of this Agreement and not on an Accelerated Delivery Basis unless otherwise mutually agreed upon between the parties.

Section 3.2 Source and Substitute Coal

The coal sold and purchased hereunder shall be supplied by Seller from the following production sources: (a) the currently permitted longwall mineable and merchantable coal reserves of Mettiki Coal, LLC’s “D” Mine in the Upper Freeport seam, (b) the currently permitted underground mineable and merchantable coal reserves of Backbone Mountain, LLC’s “Backbone” Mine, in the Bakerstown seam, (c) the currently permitted longwall mineable and merchantable coal reserves of Mettiki Coal (WV), LLC’s “E” Mine in the Upper Freeport seam, (d) the currently permitted surface mineable and merchantable coal reserves from the Mettiki Coal, LLC’s “C” Mine in the Upper Freeport seam, and (e) other mineable and merchantable coal reserves acquired and permitted by Seller and/or Seller’s affiliate(s) and/or subsidiaries which: (i) Seller elects in writing to be a production source under this Agreement, (ii) on a stand alone and/or blended basis meet the quality specifications under this Agreement, and (iii) Buyer has consented to in the manner provided in the following paragraph, which consent Buyer acknowledges and agrees will not be unreasonably withheld, delayed or conditioned (the production sources in subparagraphs (a) through (e) being referred to herein collectively as, the “Production Sources” and individually, a “Production Source”). Buyer acknowledges that the Production Sources will be blended in order to meet the quantity and quality of specifications under this Agreement.

Except as provided herein, Seller shall not produce coal for delivery to Buyer from any other source other than a Production Source unless Buyer shall have given its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. At Buyer’s option, such consent may be conditioned upon a test burn(s) of up to ****** tons of coal for each test burn. If

Seller proposes to supply coal hereunder from a source other than the Production Sources in effect as of the Effective Date (a “Substitute Source”), such proposal shall be given to Buyer in writing and signed by Seller. Buyer shall have no obligation to accept any coal from a Substitute Source prior to agreement in writing. Seller’s right to supply coal from a Substitute Source, as provided in this Section 3.2, shall not affect Seller’s right to claim force majeure as provided in Section 9.1. Notwithstanding the foregoing, Seller, at its option, shall have the right, without having to obtain Buyer’s prior written consent, to supply up to ****** tons of coal per year from other sources, which, on a stand alone basis and/or blended basis with coal from the Production Sources, meet the quality specifications required under this Agreement. Seller shall not declare a force majeure event for the loss of any third party coal that Seller may be supplying within the ****** ton annual limit as set forth in the immediate preceding sentence.

Seller shall reimburse Buyer for any additional cost incurred by Buyer in regards to Buyer’s Receipt of coal from such Substitute Source including any costs resulting from the Delivered Cost of coal supplied from a Substitute Source exceeding the Delivered Cost of coal produced and shipped from the Production Sources specified herein as of the Effective Date. If Buyer’s costs resulting from its Receipt of coal produced from such source, including any increase in the Delivered Cost, exceeds the Buyer’s costs attributable to coal supplied from the Production Sources specified herein as of the Effective Date, Buyer shall have the option (a) to take credit for such excess cost at the time of payment for such coal or on a future invoice covering payment for coal, or (b) to require cash reimbursement of such excess cost from Seller within fifteen (15) Business Days of Seller’s receipt of Buyer’s written request for reimbursement. Any Shipments of coal supplied from a Substitute Source shall comply with and be subject to all terms and conditions of this Agreement.

Section 3.3 Delivery Procedures

Unless otherwise mutually agreed to in writing, all coal supplied hereunder shall be delivered by Seller to Buyer by a truck method of delivery to the Facilities. For the full term of this Agreement, Seller shall ensure a sufficient number of trucks are available to deliver the quantities of coal as set forth in Section 3.1. Subject to the other terms of this Agreement, Seller, at its sole discretion, may subcontract the truck delivery of coal to independent third party trucking contractor(s), and/or operate its own fleet of trucks to meet the delivery requirements hereunder.

For the purposes of delivering coal to the Station by the truck method of delivery, Seller shall, either directly or by the use of subcontractor(s), maintain and operate the Facilities at the Station.

For deliveries by rail, the parties will mutually agree on the delivery procedures for such rail deliveries including any scheduling, quality specifications and any other matters applicable to such rail deliveries in writing in advance of such deliveries. Additionally, any such rail deliveries shall be subject to the provisions of Article 5 herein.

Section 3.4 Existing Truck Unloading Facility Fixed Fee and Purchase Obligation

(a) Pursuant to the terms of the Equipment Lease, Buyer shall pay to Seller’s subsidiary, Mettiki Coal, LLC, a fixed rental fee of $****** per month (“Fixed Monthly Fee”) during the period beginning ******, and ending on ******, for the lease to Buyer of the Existing Truck Unloading Facility. At Buyer’s request anytime after ******, Seller will transfer, or caused to be transferred, to Buyer title to the Existing Truck Unloading Facility free and clear of any liens, encumbrances or claims. Each of Buyer and Seller acknowledges and agrees that the provisions of this Section 3.4(a) shall be deemed to amend the provisions of Section 3.4 of that certain Agreement for the Supply of Coal to the Mt. Storm Power Station, effective as of January 15, 1996, as amended

(the “Existing Agreement”), and that Buyer shall not have any obligation under the Existing Agreement to purchase the Existing Truck Unloading Facility upon the expiration or termination of the Existing Agreement as set forth in Section 3.4 of the Existing Agreement. In the event Buyer has not requested by ******, that Seller transfer, or caused to be transferred, to Buyer title to the Existing Truck Unloading Facility, Seller may submit to Buyer an itemized list of the spare parts inventory for the Existing Truck Unloading Facility, including the individual cost of each itemized spare part, together with Seller’s invoice for the same, and within sixty (60) days from the receipt of Seller’s invoice, Buyer shall pay the amount thereof to Seller.

(b) Buyer shall have the option to purchase the Existing Truck Unloading Facility anytime prior to ****** (the “Unloading Facility Purchase Option”), by providing written notice to Seller that Buyer desires to exercise such option. In the event Buyer exercises the Unloading Facility Purchase Option prior to ******, Buyer shall not be obligated to pay Seller the Fixed Monthly Fee from and after the date of the closing of Buyer’s purchase of the Existing Truck Unloading Facility. If Buyer provides notice to Seller that it desires to exercise the Unloading Facility Purchase Option, Seller and Buyer shall take the following actions: (1) Seller shall submit to Buyer an invoice for the purchase price for the Existing Truck Unloading Facility which is specified in the fifteen (15) year depreciation/buyout schedule set forth in Annex E, and, within sixty (60) days from the date of receipt of Seller’s invoice, Buyer shall pay to Seller such purchase price and (2) Seller shall submit to Buyer an itemized list of the spare parts inventory for the Existing Truck Unloading Facility, including the individual cost of each itemized spare part, together with Seller’s invoice for the same, and within sixty (60) days from receipt of Seller’s invoice, Buyer shall pay the amount thereof to Seller.

(c) Buyer acknowledges that Seller intends to subcontract the responsibilities for operation and maintenance of the Existing Truck Unloading Facility at the Station. If Buyer exercises the Unloading Facility Purchase Option, the parties acknowledge and agree that Seller and/or Seller’s subcontractor(s) shall continue to operate and maintain the Existing Truck Unloading Facility and provide the Ancillary Services as provided in the Ancillary Services Agreement, unless otherwise mutually agreed to under a separate written agreement between Buyer and Seller and/or Seller’s subcontractor(s).

(d) Upon termination of this Agreement, (1) Buyer and Seller shall transfer the operation and maintenance responsibilities for the Facilities in a coordinated manner in order to minimize any impact to the operation of the Facilities, (2) Seller shall transfer to Buyer good title to the Existing Truck Unloading Facility free and clear of any liens, encumbrances or claims and (3) if Seller has not submitted an invoice to Buyer for the spare parts inventory of the Existing Truck Unloading Facility pursuant to Section 3.4(a), Seller shall submit to Buyer an itemized list of the spare parts inventory for the Existing Truck Unloading Facility, including the individual cost of each itemized spare part, together with Seller’s invoice for the same, and within sixty (60) days from receipt of Seller’s invoice, Buyer shall pay the amount thereof to Seller. If Buyer has exercised the Unloading Facility Purchase Option or has paid the Fixed Monthly Fee until ******, upon the termination of this Agreement, Seller shall submit to Buyer all maintenance and operating cost records, all current drawings, permits, operating manuals, and all other relevant information and records in Seller’s possession reasonably deemed necessary by Buyer for Buyer to take over the responsibility for overseeing the operation of the Existing Truck Unloading Facility.

Seller shall be solely responsible for any termination costs and other responsibilities and liabilities associated with termination of any of Seller’s agreements, contracts or subcontracts associated with the Existing Truck Unloading Facility or cancellation or termination of this Agreement, and shall indemnify Buyer from and against any claims of Seller’s subcontractor(s) or their employees arising from such termination.

(e) The parties acknowledge and agree that the Operating Agreement (Truck Unloading Facilities) dated August 1, 1996 between Buyer and Seller’s subsidiary, Mettiki Coal Corporation, shall be terminated as of 11:59 p.m. on December 31, 2006 and of no further force and effect from and after such time and date.

(f) Seller acknowledges and agrees that the Equipment Lease shall remain in full force and effect until such time as title to the Existing Truck Unloading Facility is transferred to Buyer as provided herein.

Section 3.5 Buyer’s Right to Use Facilities

(a) If, at any time during the term of this Agreement, for any reason whether excused or unexcused, including but not limited to force majeure suffered by Seller, Seller is unable to deliver coal to Buyer in the quantity and quality ordered by Buyer under this Agreement, Buyer shall have the right to purchase and receive, through the Facilities, incoming deliveries of coal which are purchased from third party suppliers. In such event, Seller and/or Seller’s subcontractor(s) shall continue providing the Ancillary Services. If as a result of Seller’s breach of its obligations to deliver coal to Buyer in the quantity and quality ordered by Buyer under this Agreement, Buyer is entitled under applicable law to seek damages from Seller as a result of such breach, the cost of the Ancillary Services provided by Seller and/or its subcontractors attributable to Buyer’s receipt of third party coal through the Facilities during such period shall be taken into account when determining Buyer’s damages resulting from such breach by Seller.

(b) From time to time during the term of this Agreement, Buyer may request Seller to allow deliveries of coal into the Facilities from sources other than from the Production Sources, even though Seller is delivering the full quantity of coal ordered by Buyer hereunder. In such event, Seller shall exert all reasonable efforts to comply with Buyer’s request taking into account any excess utilization capacity of the Facilities, as well as any adverse conditions which may arise and interfere with Seller’s ability to deliver and Buyer’s ability to receive the quantity and/or quality of coal ordered under this Agreement. Seller shall take into account certain considerations, including but not limited to, interruption to transportation schedules, transportation delays, and contamination of sampling equipment with alternate quality coals. If Seller, in the exercise of its commercially reasonable discretion, which will not be unreasonably withheld, delayed or conditioned, determines it can provide Buyer with use of the Facilities to receive coal(s) from sources other than the Production Sources, and such use will not impact Seller’s utilization of the Facilities or Buyer’s and Seller’s obligations under this Agreement, Buyer and Seller then shall mutually agree to acceptable procedures for the throughput of third party coal through the Facilities. Unless otherwise agreed by the parties in writing, any coal delivered to the Existing Truck Unloading Facility from a source other than the Production Sources will be ratably delivered during Seller’s normal scheduled operating hours of the Existing Truck Unloading Facility. Seller shall have the right to suspend or reject deliveries of coal from sources other than the Production Sources if they are not in compliance with the legal load limits as then currently enforced in the State of West Virginia including any permitted variances and tolerances, and/or if the equipment is not compatible with design and safe operation of the Existing Truck Unloading Facility as existing or modified to accommodate the delivery of third party coal. Buyer will provide to Seller a detailed tabulation of the certified weights for each truck load of coal delivered to the Facilities from a source other than the Production Sources. If requested by Buyer, Seller shall use reasonable efforts to extend the normal scheduled operating hours of the Existing Truck Unloading Facility to accommodate the delivery of third party coal. In the event Buyer requests modifications to the Facilities to accommodate deliveries of third party coal, including but not limited to modifications to allow delivery of triaxle and tractor/trailer combinations, Seller shall use all reasonable efforts to comply with Buyer’s request and any such modifications to the Facilities shall be at Buyer’s sole cost and expense and Buyer will reimburse Seller for such costs and expenses upon completion of the modifications. Notwithstanding the forgoing, from time to time until the obligations of Seller to sell and deliver, and Buyer to purchase and receive, coal as provided in this Agreement shall commence, Buyer shall have the right to take delivery of coal into the Facilities from sources other than from the Production Sources, subject to the terms and conditions of the fifth through and including the ninth sentences of this Section 3.5(b).

(c) Buyer agrees to indemnify and hold harmless Seller, for Buyer’s non-compliance with any of Buyer’s permit obligations relating to any daily, weekly, monthly and/or annual volumes of coal that can be delivered to the Facilities.

(d) Buyer reserves the right to expand the Facilities (or any part thereof) at its sole cost and expense in order to add additional unloading bays to the Existing Truck Unloading Facility and stack-outs to the Storage and Blending Facility; provided that in no event will any such expansion materially interfere with or impair Seller’s performance of its obligations under this Agreement.

Section 3.6 Maintenance of Facilities

(a) Seller shall maintain the Facilities in accordance with the Ancillary Services Agreement.

(b) The parties acknowledge and agree that the Lease Agreement, effective January 15, 1996, as amended, which relates to certain land on the Station property leased to Seller’s subsidiary, Mettiki Coal Corporation, for the operation, use, maintenance, and repair of the Existing Truck Unloading Facility will be replaced and superseded by the Lease and that the Lease shall remain in full force and effect until such time as Seller transfers to Buyer title to the Existing Truck Unloading Facility.

(c) Except as expressly otherwise provided in this Agreement, the Ancillary Services Agreement or the Lease, Buyer shall not be obligated to perform any maintenance or make any alterations, repairs or improvements to the Facilities during the term of this Agreement. Nothing herein shall be construed to require Buyer to maintain or repair any of Seller’s equipment at the Facilities.

Section 3.7 Compliance With Transportation Laws

Seller and/or its subcontractor(s) shall comply at all times with all federal, state, local and municipal laws, rules, regulations and ordinances applicable to the loading, transportation and unloading of truck deliveries of coal made under this Agreement. Such compliance with the laws shall include, and not be limited to, laws, rules, regulations and ordinances applicable to vehicle weight, weight restrictions and size, vehicle and driver safety, environmental matters, employer’s liability, workmens’ compensation and workers’ insurance, as such laws are then interpreted and enforced by enforcement agencies.

Section 3.8 Coal Silos

If, during the term hereof, the maximum fill height of the Coal Silos is less than the ****** maximum fill height set forth in Section 1.1(o), each party will use its respective best efforts to mitigate any cost impacts to the other, which best efforts may include, but not be limited to, the use of any functional portion of the Facilities, the rates at which Buyer takes Receipt of coal and/or alternate methods(s) of weighing and sampling. Notwithstanding the foregoing, Buyer will keep Seller economically whole in the event such diminished fill height results in incremental costs to Seller to enable Seller to satisfy the obligations hereunder. In this regard, Buyer will compensate Seller for any increased cost incurred by Seller due to such diminished fill height including any resulting increases in the actual Delivered Cost of coal.

Seller acknowledges that the ****** Coal Silo capacity set forth in Section 1.1(o) will enable Seller to satisfy its obligations arising under this Agreement. Seller shall be responsible for any and all damages which (a) are directly and proximately caused by Seller exceeding the maximum fill height and quantity limitations of the Coal Silos as specified in Section 1.1(o) (and which are not caused by a malfunction or failure of any equipment at the Facilities unless such malfunction or failure is due to Seller’s failure to maintain such equipment in accordance with prudent utility practices (as defined in the Ancillary Services Agreement)), and (b) which are determined within fifteen (15) days of the date of such act.

Section 3.9 Coal Weights

The weight of coal delivered through the Facilities under this Agreement shall be determined by the use of a certified belt scale located on the outbound side of the Storage and Blending Facility, unless otherwise mutually agreed to by the parties. For each Shipment, Seller shall provide to Buyer a daily weight which shall list the weight of all coal which Buyer pursuant to the terms of this Agreement has taken Receipt through the Facilities. For each Shipment, Seller shall provide to Buyer a daily weight via facsimile, next day express mail delivery, by hand delivery, or such other means as agreed to by the parties to assure timely exchange of information.

The daily weights described above shall be the basis for determining invoice billings, daily, weekly and/or monthly weighted average quality determinations, monthly tonnage Shipments and used for all other purposes for which shipping weights are required under this Agreement for deliveries through the Facilities. If a party wishes to dispute as to the accuracy of such daily weights, such party shall notify the other of such dispute and the parties shall engage in good faith efforts to resolve such dispute.

Seller shall maintain such scale(s) in accordance with the directives of the State regulatory body having jurisdiction over weights and measures and, unless otherwise mutually agreed to by the parties, in accordance with Handbook 44 (Specification, Tolerances, and Other Technical Requirements for Weighing and Measuring Devices) published by the National Institute of Standards and Technology. Buyer may, at its expense, have a representative present to observe such inspections, tests and calibrations. A qualified independent third party selected by Buyer and Seller shall inspect, test and calibrate the scales on a frequency mutually agreed by Buyer and Seller, which will not exceed every ninety (90) days, and promptly provide documentation of such inspection, testing and calibration to Buyer, Seller and Seller’s subcontractor(s). Buyer shall have the right to request Seller to inspect, test and calibrate the scales at any time if Buyer reasonably suspects that such scales may be inaccurate in any respect. In the event the results of such inspections, test and calibrations indicate the scales are more than one half (1/2%) in error, and such error is a direct result of Seller’s failure to maintain such scales pursuant to this paragraph, then any costs attributable to such inspections, tests and calibrations shall be paid by Seller.

The weight that is determined by the certified scales shall be binding on both parties hereto; except that in the event that such scales are found to be more than one-half percent (1/2%) in error, an equitable adjustment in the quantity of coal received hereunder shall be promptly made to Buyer or Seller, as appropriate, and, in the absence of definite information as to when such error began, the adjustment shall be made on the basis of such error having existed for one-half the time between the discovery of the error and the most recent test indicating that the Seller’s certified scales were accurate. In the event of a breakdown or malfunction of the certified scales, the parties agree to use a mutually agreeable alternative method of weight determination. Buyer has expressed concerns that the belt scales will be consistently inaccurate even though Seller is properly maintaining them pursuant to the immediately preceding paragraph. In the event the belt scales prove to be consistently inaccurate (as determined by two or more inspections by a qualified independent third party who determines the scales are more than (1/2%) in error, and such error is not a direct result of Seller’s failure to maintain such scales pursuant to the immediately preceding paragraph), then the parties agree to use their best efforts to replace the belt scales with a mutually agreeable alternative method of weight determination. In such event the parties shall equally share any costs associated with any such alternative method of weight determination.

Seller shall cause all coal delivered to the Facilities to be weighed by certified truck scales at the applicable truck loading points. Such truck scales shall be certified in accordance with the requirements applicable to the certified belt scales as described herein. On a frequency to align with the minimum inventory levels at the Station, but not to exceed once every six (6) calendar months (or as otherwise mutually agreed to by the parties), Seller will audit the accuracy of the certified belt scales as compared to the certified truck weights of coal delivered to the Facilities in the corresponding time frame (unless an alternative method of weight determination has been mutually agreed to by the parties). Seller will notify Buyer at least five (5) business days prior to performing any such audit and Buyer may, at its expense, have a representative present to observe such audit.

In conducting the audit, from the date of the first deliveries made herein to the Facilities or from the date of any previous audit, whichever applicable, Seller shall determine the total tonnage volume of coal delivered to the Facilities based upon the receiving truck weights to the Facilities, reduced by the estimated inventory of coal in the Coal Silos and at the Storage and Blending Facility as mutually determined by the parties, and the resulting value shall be the adjusted volume (“Adjusted Volume”). The Adjusted Volume of coal delivered to the Facility during the applicable audit period will be compared to the corresponding certified belt scale tonnage of coal Buyer took Receipt of (plus any volume of coal Buyer took Receipt of determined by any alternative method(s)) during the applicable audit period, and the resulting value shall be the adjusted certified belt scale volume (“Adjusted Scale Volume”). Upon completion of any such audit, Seller will provide to Buyer a detailed summary of all calculations.

In the event the audit determines a tonnage variance discrepancy of more than ****** percent (******%) between the Adjusted Volume and the corresponding Adjusted Scale Volume an adjustment (“Percentage Tonnage Adjustment”) shall be made to the quantity of coal Buyer took Receipt of during the audit period. The retroactive billing adjustment shall be made by applying the Percentage Tonnage Adjustment to the dollar value for all invoices for coal Shipments, quality adjustments, Ancillary Services and any other invoices which are billed on a tonnage basis during the audit period to arrive at the retroactive billing adjustment due the appropriate party.

If the audit reveals the tonnage volume previously invoiced to Buyer was understated, Seller shall be due the retroactive billing adjustment. If the audit reveals the tonnage volume previously invoiced to Buyer was overstated, Buyer shall be due the retroactive billing adjustment. If Seller is due the retroactive billing adjustment, Buyer shall pay Seller such invoice amount within fifteen (15) days following receipt of such invoice issued by Seller. If Buyer is due the retroactive billing adjustment, Seller shall issue Buyer a credit memorandum to be applied to its next remittance for weekly coal Shipments. In the event the credit amount is greater than the invoice amount for such immediately subsequent weekly coal Shipments, the remaining credit amount shall be applied in full to each such successive invoice amounts until all such credits are extinguished. If all such credits are not extinguished before the expiration or termination of this Agreement, then the balance of such credits shall be promptly refunded by Seller to Buyer. The retroactive billing adjustment due the appropriate party shall be issued within thirty (30) days following completion of the audit.

Section 3.10 Legal Haul Limits

Seller and /or its subcontractor(s) shall comply with legal haul limits for coal delivered to the Station. Such compliance shall be in accordance with the provisions of Section 3.7, Compliance With Transportation Laws, and Seller shall indemnify Buyer in accordance with Section 12.11, Indemnity, with regard to Seller’s and/or its subcontractor’s(s’) performance or failure to perform with regard to its obligations hereunder.

If during any Calendar Month Buyer determines that Seller and/or its subcontractor(s) are not complying with the provisions herein, Buyer shall notify Seller and request that Seller and/or its subcontractor(s) comply. Should Seller and/or its subcontractor(s) fail to remedy the non-compliance within one week of notification, Buyer may suspend ****** percent (******%) of the tonnage ordered for the current month and the following months until Seller implements corrective action and provides written assurances to Buyer that the requirements of this Section shall be met. At Buyer’s sole option, the tonnage suspended prior to corrective action taken by Seller will not be made up and will be credited toward Buyer’s obligation to satisfy any and all tonnage obligations under this Agreement. If such suspended tonnage is made up, Buyer must elect to take such suspended tonnage on a mutually agreed schedule within twelve (12) months and the cost for such suspended tonnage shall be the Price in effect at the time the tonnage was suspended.

Buyer’s option to suspend tonnage from the following months’ ordered quantity is a right which Buyer may, in its sole discretion, choose to exercise or not. Any exercise of, or failure to exercise such right by Buyer shall not relieve Seller of any obligations or liabilities under this Agreement or the Lease and shall not limit or negate any other right Buyer may have under this Agreement or the Lease including but not limited to Buyer’s rights to indemnification by Seller as provided in this Agreement but shall not be a cause for Buyer to terminate this Agreement.

Further, Buyer’s observations or determinations of legal haul limit violations and Buyer’s exercise of, or failure to exercise any right under this Section 3.10 shall not be construed as an assumption by Buyer of any responsibility or liability for legal haul limit violations, including, but not limited to, claims, damages, penalties and liabilities arising therefrom.

Section 3.11 Trucking and/or Facilities’ Subcontractor(s) Insurance

In the event Seller elects to use a subcontractor(s) to provide the trucking and/or operation and maintenance of the Facilities, Seller shall ensure that each such subcontractor(s) shall maintain and provide indemnity and insurance equivalent to those required of the Seller hereunder, of which written confirmation thereof, including insurance certificates, or proof of self-insurance if self-insurance is acceptable to Buyer, Buyer’s acceptance shall not be unreasonably withheld, and shall be provided by Seller to Buyer upon Buyer’s request.

Section 3.12 Buyer’s Right of Rejection

Buyer may reject any Shipment of coal or any portion of a Shipment hereunder prior to or a reasonable time after Buyer’s Receipt if Buyer determines through a visual or other inspection that all or any portion of such Shipment contains coal that fails to comply with the specifications set forth in 4.1(b), 4.1(f) or 4.1(i). Buyer may suspend Receipt of remaining coal deliveries scheduled for the same day on which the nonconforming coal was rejected.

Section 3.13 Delay of Receipt of Delivery of Coal

Buyer may, at its sole option and upon reasonable notice, delay previously scheduled orders for Receipt of coal to initiate preventive maintenance outages or equipment repair or to accommodate temporary Station operational disruptions. Upon Seller’s receipt of such notice, Seller shall use its best efforts to meet Buyer’s request for delay of Receipt of coal. Notwithstanding the above, in the event that: (a) Buyer fails to provide, maintain or comply with necessary permits or statutory requirements required of Buyer hereunder, or (b) Buyer fails to provide Seller with any necessary services and/or utilities that are the sole responsibility of Buyer under this Agreement and/or the Ancillary Services Agreement for Seller to operate and maintain the Facilities, then such occurrence shall be considered a request by Buyer for delay of Receipt of coal. If such occurrences are not corrected within thirty (30) days of Seller’s written notice to Buyer, then such occurrence shall be considered a breach of this Agreement by Buyer unless Buyer resumes receiving deliveries hereunder within such thirty (30) day period. Any Shortfall Quantity resulting from delays in Receipt of coal under this Section 3.13 shall be made up on an Accelerated Delivery Basis. Such Shortfall Quantity shall be delivered at the Price applicable during the month the Shortfall Quantity is delivered.

Section 3.14 Title and Risk of Loss

Seller warrants that title to all coal received by Buyer hereunder shall be good, and its transfer rightful, and that such coal shall be free of any lien, claim, demand, security interest, or other encumbrance. Seller shall indemnify and hold Buyer harmless from any and all expenses (including reasonable attorneys’ fees), losses, damages, and liabilities resulting from or arising out of any breach of this warranty. Title and risk of loss to the coal supplied under this Agreement shall pass from Seller to Buyer upon Receipt by Buyer.

Section 3.15 Reserves

Seller warrants that, as of the Effective Date, the Production Sources constitute a sufficient number of mineable and merchantable recoverable coal reserves (the “Reserves”) to enable Seller to supply coal in the total quantity and of the quality called for by this Agreement. Mineable and merchantable recoverable coal reserves shall be defined as that coal which, when reached in the normal course of Seller’s and/its affiliates’ operations, could be mined and sold at a Reasonable Profit by Seller based upon the Price received from Buyer under this Agreement by Seller’s and/its affiliates’ employment of such mining and preparation methods and then existing equipment as are reasonably adapted to practical, efficient, safe and economical mining under the conditions found. A description of such Reserves is set forth in Annex A.

Seller covenants that it will not sell, lease, contract to sell, or otherwise transfer or agree to transfer to others coal, or any interest therein, from the Reserves in such quantity as to jeopardize Seller’s ability to supply the total quantity and quality of coal called for by this Agreement or as to interrupt monthly shipment schedules. Nothing in this Section 3.15 shall be construed as preventing Seller from (1) mining and selling coal from the Reserves to others, provided Seller’s ability to meet the requirements of Section 3.1 has not been impaired and the foregoing covenants and warranties with respect to the Reserves are complied with, (2) selling an interest in the Reserves provided Seller retains sufficient Reserves to enable Seller to supply coal in the total quantity and of the quality called for by this Agreement, or (3) exercising its rights under Section 9.1 hereof.

The parties further acknowledge that the provisions of this Section 3.15 shall not be construed as a limitation on Seller’s obligations hereunder.

Section 3.16 Sale of Coal Inventory Upon Termination of Agreement

Prior to the termination of this Agreement, the parties shall meet in order to determine the price to be paid by Buyer for any coal inventories of Seller which are located at the Facilities and as to which Buyer has not taken Receipt. In the event the parties are unable to mutually agree upon such price within thirty (30) Business Days after the date of the parties initial meeting to determine such price, Seller shall remove such coal from the Facilities within a thirty (30) day period.

ARTICLE 4

QUALITY

Section 4.1 Specifications

Unless otherwise changed pursuant to Section 4.5, the coal supplied under this Agreement shall meet the following specifications, based on As-Received analyses:

(a)	lbs. Ash/mmBtu	****** (Max.)

(b)	Moisture	******% (Max.)

(c)	Volatile Matter	******% (Max.)
	Volatile Matter	******% (Min.)

(d)	Heating Value in Btu per lb.	****** (Min.)

(e)	Ash Fusion Temperature	****** (Min.)
	(Hemispherical temp. where height = atmospheric conditioning)	****** width under reducing

(f)	Size Consist Top Size (Round Screen) Fines (28-mesh x 0-mesh)	****** (Max.) ******% (Max.)

(g)	lbs. SO2/mmBtu	****** (Max.)
	lbs. SO2/mmBtu	****** (Min.)

(h)	Grindability (Typical) (Hardgrove Grindability Index [HGI])	****** (Min.)

(i)	General: No additives shall be used to change the natural heating value of the coal. The coal shall be free of debris, wood, metal, plastic, synthetic fuel and other foreign material.

SELLER MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE COAL SUPPLIED HEREUNDER, OR AS TO THE RESULT FROM USE THEREOF. Notwithstanding the disclaimer contained within the foregoing sentence, Seller shall not be relieved of its obligation to deliver coal conforming to the specifications set forth in this Section.

Section 4.2 Sampling and Analysis

For coal delivered to the Facilities by Seller, Seller and Buyer may perform concurrent analytical testing on coals sampled via the mechanical sampling system of which sampling shall be taken on the outbound side of the Storage and Blending Facility as specified in Annex D, Attachment A.

The Mt. Storm Power Station’s Laboratory, or a qualified, competent third party laboratory selected by Buyer which shall assume all of the duties and responsibilities of the Mt. Storm Power Station’s Laboratory, shall hereinafter be referred to individually or collectively as “Buyer’s Laboratory.” The Mt. Storm Station’s Laboratory shall employ as a minimum the standard operating procedures as outlined in Annex F when performing all analytical testing of coals. Any third party laboratory selected by Buyer shall meet the Minimum Qualification Performance Standards as specified in Annex D, Attachment B when performing all analytical testing of coal samples. All analytical testing performed by Buyer’s Laboratory shall be at Buyer’s expense.

Seller shall select a qualified, competent third party laboratory to serve as “Seller’s Laboratory.” Seller’s Laboratory shall meet the Minimum Qualification Performance Standards as specified in Annex D, Attachment B when performing all analytical testing of coal samples. All analytical testing performed by Seller’s Laboratory shall be at Seller’s expense.

Four (4) separate 8-mesh sample splits of the daily sample lot shall be prepared by the sample system operator, hereinafter referred to as “Operator,” properly sealed in airtight containers, and labeled with sample identification data, tonnage data, and any other pertinent data required by either Buyer or Seller. The Operator shall provide separate 8-mesh sample splits of each daily sample to Buyer’s Laboratory and Seller’s Laboratory to be analyzed concurrently for Moisture, Ash, Sulfur, Volatile Matter, and BTU as per the ASTM testing methods referenced in Annex D, Attachment C. The remaining two separate 8-mesh sample splits shall remain with the Operator of the sampling system at the Station or other mutually agreed upon location for referee and reproducibility check purposes, as hereinafter defined, for a minimum period of thirty (30) days after the last day of the calendar month which the sample lot represented.

Buyer’s Laboratory and Seller’s Laboratory each shall provide the analytical data derived from the daily sample splits to both Buyer and Seller by facsimile or other mutually agreed to method within five (5) Business Days from the receipt of the sample split in their respective laboratories. If Seller’s Laboratory results are received by the Buyer within five (5) Business Days from receipt of the sample split in the Seller’s Laboratory, Seller’s Laboratory results shall be binding on both parties with regard to coal quality and rejection and suspension limits. However, in the event Seller’s Laboratory results are received by the Buyer (either by facsimile, or other mutually agreed upon method) later than five (5) Business Days from receipt of the sample split at Seller’s laboratory, Buyer’s results shall be binding on both parties. Notwithstanding the above, in the event both laboratories fail to provide analytical results within the specified five business day time frame, Seller’s laboratory results shall be binding if received by Buyer within ten (10) Business Days of receipt of the sample split at Seller’s Laboratory.

If analytical results are not received by either party within five (5) Business Days and not considered for binding analysis, but either Buyer or Seller wish to have their individual sample analysis included for purposes of determining monthly reproducibility comparisons, as defined below, the sample analysis must be received by both parties within ten (10) Business Days from the date the sample was taken.

Seller and/or Buyer shall assume the duties of tracking the proper binding analysis on a daily basis as specified above. Tracking shall include Seller’s analysis results including date and time, Buyer’s analysis results including date and time, tonnage, binding analysis as specified above, and any other pertinent data required by either Buyer or Seller in the administration of this Agreement.

If any single binding analysis as provided by either the Buyer’s Laboratory or the Seller’s Laboratory, which ever is applicable, causes Buyer to adjust Sellers delivered price on a single analysis basis, as defined in Article 4 of this Agreement, one of the two remaining 8-mesh sample splits in the possession of the Operator shall be sent to a mutually agreed upon, independent laboratory hereinafter referred to as “Referee Laboratory” (listed in Annex G),—separate from Seller’s Laboratory or Buyer’s Laboratory—which meets the minimum laboratory specifications outlined in Annex D, Attachment B, within five (5) working days of receipt of the penalizing binding analysis as specified above. The Referee Laboratory shall submit to both the Buyer and Seller the Referee analysis for all quality parameters, within 5 working days of receipt in their Laboratory. The dry basis result produced by the Referee Laboratory for the parameter(s) in question converted to the as-received basis by using the average of the total moisture analysis of Seller’s and Buyer’s analysis shall then be deemed to be the binding referee analysis for the sample in question. The cost for the Referee Laboratory analysis and inherent delivery costs shall be equally shared by both the Buyer and Seller.

In order to gauge Seller’s Laboratory and Buyer’s Laboratory performance over time, a monthly comparison of the Seller’s Laboratory and Buyer’s Laboratory between laboratory reproducibility compliance shall be performed as follows:

Within fifteen (15) days after the end of each calendar month (to allow receipt of referee analysis and analysis provided within ten (10) Business Days from the date of sampling for the sole purpose of qualifying for inclusion in determining reproducibility comparisons that are provided by Buyer’s, Seller’s or Referee Laboratory), Seller’s and/or Buyer’s Laboratory shall perform a statistical comparison of the prevailing daily binding analysis compared to the corresponding daily non-binding analysis for all qualifying timely received daily analyses analyzed in the preceding month for Moisture and on a dry basis for Ash, Sulfur, and BTU. This statistical comparison shall be used for determining bias trends, reproducibility, and or other ASTM methods competency and shall include common statistical methodologies as delineated in ASTM Section 14, Volume 14.02, ASTM Section 05, Volume 05.06, part D4621, or other applicable and relevant publications. “Mean” and “Range” charts shall be generated with “control” sample being defined as all 8-mesh splits generated from one sample lot of coal.

The laboratory specific mean difference shall be calculated for each qualifying available data set for each sample lot analyzed for the month. Each mean difference shall be plotted as a point on a mean difference limit chart pertaining to the individual parameter referenced. The laboratory(ies) shall be deemed in control if a data point does not orient itself above or below the following upper and lower control limits as derived from the latest revision to ASTM and/or the latest revision to the individual ASTM method reproducibility limits.

Total Moisture ± ******%

Sulfur ± ******%

Btu ± ******Btu

Ash ± ******%

Within fifteen (15) working days of the end of the calendar month a mathematical weighted average of all binding daily Shipment analysis determinations made that month by either Buyer’s Laboratory, Seller’s Laboratory, or the Referee Laboratory (whichever is applicable), shall be calculated by Seller or Buyer, as appropriate depending upon whose analysis is binding, and confirmed by the other party to determine the final binding quality analyses for all coal delivered during the month.

Within five (5) working days of the confirming party’s receipt of the final binding quality analyses for all coal delivered during the month, the Buyer and/or Seller at their sole discretion may contest the final binding quality analyses for all coal delivered during the month for one or more individual quality parameters.

If either the Buyer or Seller contest the final binding quality analyses for all coal delivered during the month for one or more individual quality parameter(s), then if the ASTM 8-mesh between laboratory reproducibility limits on each individually contested quality parameter are not exceeded in this monthly comparison as defined in the respective test methods listed in Annex D, Attachment C, the binding analysis for the individual analysis shall stand.

In the event one or more individual quality parameters exceed the prescribed ASTM reproducibility limits, as defined in the respective test methods listed in Annex D, Attachment C, the Referee Laboratory shall perform a reproducibility re-run analysis on the remaining third, or if applicable, fourth sample split of the sample in question held by the Operator. The dry basis result produced by the Referee Laboratory for the quality parameter(s) in question converted to the as-received basis by averaging the total moisture analysis for the Seller’s and Buyer’s moisture analysis for the sample in question shall then be deemed the final binding analysis for the sample in question. The cost for the Referee Laboratory analysis and related sample delivery costs shall be shared equally by Buyer and Seller. The results of any reproducibility re-run analysis shall be provided to Buyer and Seller within five (5) working days of receipt.

The above referenced statistical comparison shall be used for determining bias trends. A bias (systematic error) is defined as an error that is consistently negative or consistently positive, and the mean of errors resulting from a series of observations which does not tend towards zero.

If at any time a series of five (5) or more mean differences in either Ash, Btu or Sulfur that (on a dry basis) are oriented all above or all below the zero line, a bias situation shall be suspected to exist and each individual population of five (5) or more analysis for any of these three parameters shall be deemed to be suspect, and the corresponding remaining 8-mesh split in possession of the operator shall be submitted to the Referee Laboratory for binding analysis on the parameters in question. The cost for the Referee Laboratory analysis and inherent delivery costs shall be equally shared by both the Buyer and Seller.

The parties recognize and agree that after identification and review of the statistical comparison of quality parameters, no parameter that falls outside of the applicable reproducibility limits or series of five (5) or more observations that gives rise to suspect a bias shall be contested as identified herein, unless either party has a reasonable basis to believe that the results of such contestment will result in a economic impact that is forthcoming from a re-determination of the monthly weighted averages of the individual quality parameter(s) for the coal delivered. It is further agreed, that if either party requests a contestment, then all individual analyses that meet the criteria to be contested on an individual basis, shall be contested, unless both parties reach mutually agreement to submit a subset thereof.

The re-run analysis shall be binding for the sample(s) in question and a mathematical weighted average of all binding daily Shipment analysis determinations made that month by either Buyer’s Laboratory, Seller’s Laboratory, or the Referee Laboratory, whichever is applicable, shall be calculated by Seller or Buyer, as appropriate depending upon whose analysis is binding, and confirmed by the other party to determine the final binding quality analyses for all coal delivered during the month.

Both the Buyer and Seller shall have the right to retain an independent and specialized third party to act as their representative. Buyer, Seller, or their representatives have the right to be present at any and all times to observe the analytical procedures of the laboratories performing work under this Agreement. Both Buyer and Seller and their representatives shall also have the right to inspect and examine the performance of any equipment employed in the sampling or analysis of coal pursuant to this Agreement. In resolving disputes on Laboratory differences the Buyer and Seller and their representatives shall have the right to request sample splits or any remaining 8-mesh samples not utilized above or other relevant or pertinent material(s) and/or information from the other party or their third party laboratory(s) in reviewing analytical procedures and compliance with provisions of this article. Such requests shall not be unreasonably made by either party.

Section 4.3 Adjustments for Quality Variation

The parties recognize that the failure of Seller to meet the heating value, ash, and sulfur specifications set forth in Section 4.1 may cause Buyer to be unable to operate the Station without violating certain federal, state, or local environmental laws, rules, regulations, or ordinances, which violation could result in Buyer being subject to civil and criminal penalties or enjoined from operating the coal-fired units at the Station. The parties also recognize that Seller must meet these specifications in order to ensure proper operation of the Station’s boilers and coal-handling equipment and to allow full power generation at the Station. Seller shall therefore use all reasonable means to ensure that the heating value, ash, and sulfur content of all coal shipped hereunder meet the specifications set forth in Sections 4.1(a), (d), and (g). The Price for coal as determined under Article 7 shall be adjusted as follows for variation in heating value, ash, and/or sulfur content. Such adjustments shall be cumulative.

(a) The Price shall be adjusted in the manner set forth below to compensate for any difference between the weighted average heating value of all coal received for each Calendar Month under this Agreement and ****** Btu/pound. Sample calculations for Btu adjustments are provided in Annex B.

(1) For coal received that contains, on a monthly weighted average basis, a heating value of greater than or equal to ****** Btu/pound, the Price will be adjusted as follows: the Delivered Cost in effect on the last day of the month will be multiplied by a fraction, the numerator of which shall be the As-Received monthly weighted average heating value and the denominator of which is ******. The difference between the product thus determined and the Delivered Cost in effect on the last day of the month shall be the premium or reduction applicable to the Price of such coal.

(2) For coal received that contains, on a monthly weighted average basis, a heating value less than ****** Btu/pound, the Price adjustment shall be determined in accordance with the method set out in Subparagraph (1) above and the Price shall be further reduced by ****** percent (******%) of the Delivered Cost in effect on the last day of the month.

(b) For coal received that contains, on a monthly weighted average basis, an ash content of greater than ****** lb. Ash/mmBtu, the Price shall be adjusted as set forth below. To calculate the monthly weighted average ash content in terms of lbs. ash/mmBtu, the following formula shall be used. The product of the As-Received monthly weighted average ash percentage (expressed to two significant digits) and ****** shall be divided by the As-Received monthly weighted average heating value (expressed to the nearest whole integer) to determine the ash content. The ash content shall be expressed to two significant digits with 1) the third decimal rounded up when it has a value equal to or greater than five, or 2) the third decimal rounded to zero when it has a value less than five.

(1) For coal received that contains, on a monthly weighted average basis, an ash content of greater than ****** lb. Ash/mmBtu, and a heating value less than ****** Btu/pound, the Price shall be reduced by ****** percent (******%) of the Delivered Cost in effect on the last day of the month.

(2) For coal received that contains, on a monthly weighted average basis, an ash content of greater than ****** lb. Ash/mmBtu and a heating value equal to or greater than ****** Btu/pound, the Price shall be reduced by the indicated percentage of the Delivered Cost in effect on the last day of the month as specified below.

Lb. Ash/mmBtu	% Reduction of Delivered Cost
****** or less	******
****** - ******	******
****** - ******	******
****** - ******	******
****** - ******	******
****** or greater	******

(c) For coal received that contains a sulfur content exceeding the limits specified in Subparagraphs (1), (2), or (3) below, the Price shall be adjusted as set forth below.

(1) For coal received that contains, on a monthly weighted average basis, greater than ****** lb. SO2/mmBtu, the Price shall be reduced by $****** per ton for each ******

lbs. SO2/mmBtu by which the monthly weighted average exceeds ****** lb. SO2/mmBtu. To calculate the monthly weighted average sulfur content in terms of lbs. SO2/mmBtu, the following formula shall be used. The product of the As-Received monthly weighted average sulfur percentage (expressed to two significant digits) and ****** shall be divided by the As-Received monthly weighted average heating value (expressed to the nearest whole integer) to determine the sulfur content. The sulfur content shall be expressed to two significant digits with 1) the third decimal rounded up when it has a value equal to or greater than five, or 2) the third decimal rounded to zero when it has a value less than five.

(2) For coal ordered and received that contains, on a single Shipment analysis basis from no less than ****** tons, greater than ****** lbs. SO2/mmBtu, the Price adjustment shall be determined in accordance with the method set out in Subparagraph (1) above, if applicable, and the Price for the coal Shipment represented by that sample shall be further reduced by $****** per ton.

(3) For coal received that contains, on a monthly weighted average less than ****** lbs. SO2/mmBtu, the Price shall be reduced by $****** per ton.

(d) The adjustments provided for in Sections 4.3 (a), (b), and (c) are intended to be adjustments to reflect the increase or decrease in the value of coal supplied to Buyer according to the heating value, ash, and sulfur content of that coal. They are not intended to be, nor shall they be construed to be, either liquidated damages or penalties. Application of these adjustments shall not be construed to allow a range of specifications different from those specified in Section 4.1 and shall not prevent Buyer from exercising any other rights or remedies as provided herein if Seller delivers coal that does not meet the heating value, ash, or sulfur specifications set forth in Section 4.1.

Section 4.4 Suspension of Shipments and Cancellation

(a) Shipments of coal under this Agreement may be suspended and/or canceled in accordance with Sections 4.4 (b), (c), and (d) if coal received hereunder fails to comply with the following specifications based on the As-Received analyses:

	Three Consecutive Months(1)	Monthly(2)	2 Analyses Per 30 Consecutive Day Period(3)	Each Analysis (4)
Vol. Matter%	—	******-******	—	—

Moisture%	—	****** (max.)	—	—

Ash (ash/mmBtu)	****** (max.)		****** (max.)	—

Sulfur (lbs.SO2/mmBtu)	—	******-******	—	—

Grind (HGI)	****** (min.)	—	—	—

Ash Fusion °F (Hemis.)	—	—	—	****** (min.)

Heating Value (Btu/lb.)	****** (min.)	****** (min.)	****** (min.)	—

Size	—	—	—	******% fines (max.) (no debris, etc.)

NOTES

(1)	The weighted average (weighted by the tons delivered for each month) of the monthly prorated analyses of coal shipped during any three consecutive Calendar Months shall not deviate from any of the limits in this column.
(2)	The monthly prorated analysis of coal shipped during any Calendar Month shall not deviate from any of the limits in this column.
(3)	No two Proximate Analyses of coal shipped during any 30 consecutive day period shall deviate from any of the limits in this column.
(4)	No one Proximate Analysis or size analysis of coal shipped during any time period shall deviate from any of the limits in this column.

Compliance with the above specifications, except size, shall be determined by sampling and analysis in accordance with Section 4.2. Buyer may perform size analysis once a month or as deemed necessary by Buyer.

(b) If Buyer takes Receipt of coal that fails to comply with one or more of the specifications set forth in Section 4.4(a), Buyer may provide Seller notice of such noncompliance and request that Seller provide Buyer assurances that future Shipments will comply with such specifications. Pending receipt of such assurances, or in the event Seller provides assurances but any subsequent Shipment or Shipments, as applicable, fails or fail to meet the specification in Section 4.4(a) that resulted in the request for assurance, Buyer may direct Seller to suspend further Shipments of coal. Before permitting Seller to resume regular Shipments, Buyer may insist that Seller demonstrate its ability to perform in the future by shipping three (3) consecutive provisional Shipments (each of not less than 2,500 tons) which meet all of the specifications set forth in Section 4.1. Shipments suspended pursuant to this Section 4.4 shall be made up at Buyer’s option and shall be at the same Price that was in effect at the time of the suspension.

(c) For any suspension resulting from Seller’s noncompliance with a specification based on a three (3) consecutive month period as set forth under Section 4.4(a), Buyer may cancel this Agreement if (1) Seller fails or refuses to provide documentation and assurances requested pursuant to Section 4.4(b) within thirty (30) Calendar Days after receiving Buyer’s notice and request, or (2) subsequent to suspension and the resumption of regular shipments under this Agreement, coal shipped during the next six (6) months fails to meet the specification in Section 4.4(a) based on a three (3) consecutive month period for the parameter which resulted in the suspension.

For any other suspension resulting from Seller’s noncompliance with a specification as set forth under Section 4.4(a), Buyer may cancel this Agreement if (1) Seller fails or refuses to provide assurances requested pursuant to Section 4.4(b) within thirty (30) Calendar Days after receiving Buyer’s notice and request for such assurances, (2) Seller fails to correct the problem giving rise to any noncompliance with the specifications set forth in Paragraph 4.4(a) within sixty (60) calendar days after receiving notice of noncompliance, or (3) during any one of three (3) consecutive months following the month in which the problem giving rise to the noncompliance is corrected, coal supplied hereunder fails to comply with the specifications giving rise to such noncompliance in Section 4.4(a).

If Buyer exercises its right to cancel this Agreement, such cancellation shall be effective upon Seller’s receipt of Buyer’s written notice of cancellation. Such written notice must be given within ninety (90) Calendar Days of the date on which Buyer first had the right to cancel.

(d) Nothing in this Section 4.4 shall be construed as providing an exclusive remedy for Buyer and, after Buyer has exhausted the remedial steps set forth in Sections 4.4(b) and (c), Buyer may, in lieu of cancellation (or in addition to cancellation if other rights and remedies are also legally available to Buyer) pursue any other rights and remedies available under this Agreement or at law or in equity for Seller’s failure to ship coal that meets the quality specifications set forth in Section 4.1. For Seller’s failure to perform in accordance with terms and conditions of this Agreement other than coal quality specifications, Buyer shall not be required to exhaust remedial steps set forth in this Section 4.4 before pursuing any other rights and remedies available under this Agreement, at law, or in equity.

Section 4.5 Quality Change

If Buyer determines it necessary to burn coal having specifications different from or in addition to those set forth herein as a result of any law, regulation, order, rule, or action of any governmental body or authority including consent orders between Buyer and applicable governmental body or authority (hereinafter referred to as “Regulatory Requirement”), or if it would be necessary for Buyer to make modifications to the Station or the operations of the Station in order to continue burning coal supplied hereunder to comply with such Regulatory Requirement, Buyer shall so notify Seller and may request Seller to commence shipping coal conforming to revised specifications within sixty (60) Calendar Days after the date of Buyer’s notice, under terms and conditions (including pricing terms) to be mutually agreed upon. During the period of negotiations for shipment of coal meeting the revised specifications, Buyer may require Seller to ship for test burn purposes coal proposed to meet such revised specifications up to an amount to be specified by Buyer. The Price for such test coal shall be mutually agreed upon by Buyer and Seller. If Seller is unable or refuses to ship coal conforming to the revised specifications, or if the parties, negotiating in good faith, cannot reach agreement on applicable terms and conditions (including pricing terms) within the sixty (60) Calendar Day period, Buyer may terminate this Agreement without further obligation to Seller, except for those obligations with respect to performance required hereunder prior to the effective date of such termination, those identified in Section 12.4, any obligation to pay for coal already delivered hereunder and for payment of the Existing Truck Unloading Facility, and any Ancillary Services, by providing written notice of termination to Seller, such termination to be effective upon Seller’s receipt of Buyer’s written notice of termination or as otherwise provided in such written notice.

ARTICLE 5

SHIPMENTS BY RAIL

Buyer may request alternative delivery of coal from the Rail Loadout for delivery to the Station or to destinations other than the Station and upon mutual agreement of the parties as to the delivery procedures addressed in Section 3.3, Seller shall provide such deliveries as requested by Buyer. Buyer recognizes that Sellers transportation economics and other costs may be affected by such request, and therefore Buyer will keep Seller economically whole in all respects due to Buyer’s request for alternative delivery. In this regard, Buyer will compensate Seller for any increased cost incurred by Seller due to Buyer’s request for alternative delivery, including, but not limited to, adjustments for fuel quality variations from the quality specifications set forth in Section 4.1. The method and location of determining the binding weights for any rail shipments shall be made by mutual agreement between the parties. For rail deliveries, each shipment shall consist of a minimum of ****** net tons loaded in a twenty-four (24) hour period from a single origin on a single bill of lading, with each car loaded to not less than the applicable minimum weight.

ARTICLE 6

INVOICING AND PAYMENT, ADEQUATE ASSURANCE AND RECORDS

Section 6.1 Invoicing and Payment

(a) For all coal Shipments received by Buyer hereunder during a Calendar Week, Seller shall prepare an invoice based on the Price in effect under the provisions of Article 7, using the weights determined in accordance with Section 3.9 (or Article 5 for rail shipments). Seller shall provide such invoice to Buyer by no later than ten (10) days following end of each Calendar Week. Seller’s invoice to Buyer may separately state Seller’s cost(s) of transportation to the Station, without effect on Buyer’s total delivered cost per ton FOB the Station. Seller’s invoice shall reflect Seller’s transportation and delivery expenses, which are included in the delivered price, pursuant to the guidelines established by the WV Department of Taxation and Assessment for the computation of the WV Coal Severance Tax.

(b) For all Ancillary Services provided by Seller to Buyer pursuant to the Ancillary Services Agreement during a Calendar Week, Seller shall prepare an invoice accompanied by supporting documentation. Seller shall provide such invoice to Buyer by no later than ten (10) days following the end of each Calendar Week.

(c) By no later than ten (10) days following the end of each Calendar Month, Seller shall prepare and submit an invoice to Buyer for the Existing Truck Unloading Facility Fixed Monthly Fee pursuant to Section 3.4.

(d) Price adjustments for variations in quality shall be calculated by Seller in accordance with Section 4.3 and forwarded by Seller in writing to Buyer within sixty (60) Calendar Days following the month in which Buyer took Receipt of such coal, unless delayed due to sampling and analysis disputes and/or other related quality disputes between the parties. Where Buyer is due a refund as a result of any such adjustment, or where Buyer is due reimbursement from Seller as the result of payment to an independent laboratory for a quality analysis that has been settled in accordance with Sections 4.2 or other documented costs reimbursable to Buyer, as allowed under this Agreement, Buyer shall have the option to deduct such refund or reimbursement from a future invoice covering payment for coal or to require cash payment from Seller within twenty (20) Calendar Days of Seller’s receipt of Buyer’s written notice.

(e) For payment of all other amounts payable by Buyer to Seller under this Agreement, Seller shall invoice Buyer with supporting documentation.

(f) All of Seller’s invoices issued pursuant to this Section 6.1 shall be submitted to Buyer’s address as set forth below. Payment for all such invoices shall be paid by Buyer within fifteen (15) days following the receipt of the proper invoice. Notwithstanding the foregoing, if the date on which a payment is due is a weekend day, or a holiday or other day on which banks are closed for business, then such payment shall be due on the next day on which banks are open for business.

Invoices to Buyer are to be sent to the following address:

Virginia Electric and Power Company

120 Tredegar Street – Clearinghouse 3rd Floor

Richmond, VA 23219

Attention: Manager Fuel Contracts

Buyer may change the above address upon providing thirty (30) days prior written notice to Seller.

(g) Termination or cancellation of this Agreement shall not constitute a waiver of the mutual obligations of Buyer and Seller for the invoicing and payment for coal received by Buyer and services rendered by Seller arising prior to such termination or cancellation.

(h) For each invoice amount owed by Buyer to Seller, Buyer shall remit payment via wire transfer to the following account:

Alliance Coal, LLC

******

******

ABA No. ******

Acct. No. ******

Or, to such other account as Seller may designate to Buyer in accordance with the notice provisions of Article 13 hereof.

Section 6.2 Adequate Assurance

If, at any time and from time to time during the term of this Agreement, a Material Adverse Change (as defined below) occurs with respect to either party, the party not incurring a Material Adverse Change may demand assurance of performance as provided herein. The performance assurance provided by the party incurring a Material Adverse Change shall be delivered within five

(5) Business Days of the date of the request for performance assurance. In the event a party fails to provide performance assurance pursuant to the terms of this Section 6.2 within five (5) Business Days, then the party requesting such performance assurance shall have the right to do any or all of the following until such performance is provided: (i) suspend performance hereunder; and/or (ii) exercise any remedy available at law or in equity.

“Material Adverse Change” means (i) with respect to Buyer, (a) Buyer no longer has long term, senior, unsecured debt (not supported by third-party credit enhancement) that is rated by Standard and Poor’s Rating Group (“S&P”) equal to or above “******” or by Moody’s Investor Services, Inc. (“Moody’s”) equal to or above “******”, or any successor rating agency thereto, or (b) if Buyer shall cease to be rated by both S&P and Moody’s; and (ii) with respect to Seller, (a) Seller fails to deliver coal as set forth in this Agreement and/or provide the Ancillary Services as set forth in the Ancillary Services Agreement and such failure is not otherwise excused under the provisions of this Agreement, or (b) the aggregate market value of the common units held by partners of Seller’s parent holding company, Alliance Resource Partners, L.P. (“ARLP”), is less than ******, as of the date of any determination. As used herein, the term “aggregate market value” means, as of the date of any determination, the result obtained by multiplying the closing price of a common unit of ARLP as reported on the NASDAQ National Market, by the aggregate number of such common units which are issued and outstanding.

In the event a Material Adverse Change affects Buyer as set forth above, Seller may require Buyer to provide (i) an advance cash payment on the second to the last business day of each week for coal Shipments to be made and Ancillary Services and other services to be performed (as provided herein) for the following week, and (ii) advance cash payments on the second to the last business days of each month for the Existing Truck Unloading Facility Fixed Monthly Fee and

estimated quality adjustments for the following month, in the case of each of subparagraphs (i) and (ii) in lieu of the payment terms prescribed in Section 6.1, which initial advance cash payments shall include a payment for all outstanding amounts then due and payable.

In the event a Material Adverse Change affects Seller as set forth above, Buyer may require Seller to provide (i) a parent guaranty agreement from an investment grade entity as rated by either S&P or Moody’s to guarantee Seller’s performance obligations, or (ii) any other form of performance assurance reasonably acceptable to Buyer.

In the event that performance assurance is provided by a party hereto (as applicable) in accordance with the provisions above, such performance assurance shall remain intact until the earlier to occur of the following: (i) (a) with respect to Seller, Seller is performing its obligations required under the Agreement and there has been no unexcused failure by Seller to deliver coal and/or provide the Ancillary Services or other services as required under this Agreement or the Ancillary Services Agreement, as appropriate, for ninety (90) consecutive days and the tangible net worth of ARLP is restored to the aforementioned levels, as applicable, or (b) with respect to Buyer, its credit rating by either S&P or Moody’s is restored to the aforementioned levels, whichever applicable; or (ii) the Agreement expires through its natural termination date and the obligations of the party providing the performance assurance have been fully satisfied and discharged.

Section 6.3 Records

Each party shall keep complete and accurate records and all other data required by each of them for the purposes of proper administration of this Agreement. All such records and data shall be maintained by Seller for three (3) years after the year of performance such records and data apply. All such records and data shall be maintained by Buyer for one (1) year after the expiration, termination, or cancellation of this Agreement and for any additional length of time required by regulatory agencies with jurisdiction over the parties.

Either party shall have the right from time to time, upon written notice to the other, to examine the records and data of the other relating to this Agreement, including without limitation, the weights and analyses of the coal supplied hereunder, anytime during the period the records are required to be maintained.

Article 7

PRICE

Section 7.1 Base Price

The ****** Price (“Base Price”) of coal delivered hereunder by truck method of delivery to the Station shall be $****** (U.S. Dollars) for each ton as to which Buyer has taken Receipt. The Base Price shall be subject to adjustment only as specifically provided in this Agreement.

Section 7.2 Price

The Base Price specified in Section 7.1 shall be the Price in effect through the end of the first calendar quarter of ******. Prior to the beginning of each subsequent calendar quarter, commencing with the second calendar quarter of ******, Seller shall calculate on the form in Annex C the Price applicable to coal to be shipped for that quarter based on percentage changes from the Base to Reference Indexes pursuant to Section 7.4. Seller shall forward a complete and accurate Annex C to Buyer so that Buyer will receive the Annex C at least ten (10) Business Days prior to the beginning of the calendar quarter to which the Price so calculated shall apply. Seller shall document the data used to derive the index figures appearing on Annex C on the “Worksheet for Obtaining Quarterly Price,” which Seller shall submit to Buyer as part of such Annex.

Section 7.3 Base Price Components

The Base Price is composed of four cost components: (1) Labor, (2) Supplies (divided into subcomponents as indicated below), (3) Capital and Other Direct Costs, and (4) Fixed Portion of Base Price. For the purposes of Price determination, the percentage and related per ton component and subcomponent of the Base Price and the index representing such per ton component and subcomponent are as follows:

Component	% of Base Price for ****** lb SO2/mmBtu Sulfur Coal	Per Ton Component and Subcomponent of Base Price	Index
Labor	******%	$******	******
Labor Benefits	******%`	$******	******
Supplies:	******%	$******	******
	******%	$******	******
	******%	$******	******
	******%	$******	******
	******%	$******	******
Other Supplies:	******%	$******	******
Capital & Other Direct Costs	******%	$******	******
Fixed Portion of Base Price	******%	$******	—

TOTAL	******%	$******

All of the Base Price per ton components and subcomponents of the Base Price shall remain fixed for the term of this Agreement, unless such per ton components or subcomponents are re-established as the result of a rebasing or discontinuation of the index related to such per ton component or subcomponent. If under applicable accounting standards the “Capital & Other Direct Costs” component set forth above and the index related thereto result in ****** accounting treatment, then the parties will meet in order to determine another appropriate method to allocate and adjust such costs which does not result in such ****** accounting treatment and will preserve Seller’s profit margin and appropriately track changes in Seller’s costs of providing goods and services hereunder.

Should any of the indexes specified herein be discontinued or is frequently unavailable (for three (3) consecutive reference months), indexes specified by the appropriate government agency as the replacement indexes, if any, shall be used. If no replacement indexes are so specified, new indexes that most accurately reflect changes in the applicable cost component or subcomponent shall be substituted by mutual agreement of the parties. If the basis of the calculation of the indexes specified herein is substantially modified, the indexes as modified may continue to be used or proper indexes may be substituted by mutual agreement of the parties. Changes in the base year(s) reporting basis, minor changes in weighting, and minor changes in benchmarks shall not be construed as substantial modification to the indexes and the affected values shall be reestablished in accordance with the instructions issued by the appropriate government agency.

If an index is discontinued and/or replaced or frequently unavailable as addressed under this Section 7.3, a new base index level for the replacement index shall be established for the reference months or quarterly period for which the discontinued index was last available and used in determining the adjusted base cost component level. The resulting revised base index level shall replace the previously used base index level as the denominator in subsequent price adjustment calculations. The revised base price per ton component or subcomponent, as the case may be, to be used in subsequent price adjustments shall be the last adjusted per ton value which was calculated using the index which was discontinued or replaced.

Section 7.4 Quarterly Price Adjustments

Commencing with the second calendar quarter of ******, the Labor, Supplies, and Capital and Other Direct Costs components and subcomponents of the Base Price shall be subject to individual adjustment on a quarterly basis to reflect changes in the indexes specified above. These adjustments shall be calculated based on percentage change from the Base to Reference Indexes as follows:

(a) Base Indexes for Labor and Supplies shall be determined for each appropriate cost component or subcomponent by averaging the first indexes published applicable to each for the months comprising the third quarter of ****** (the “Base Period”). The Base Index for Labor Benefits and Capital and Other Direct Costs will be the index first published for the third quarter of ******.

(b) Reference Indexes for Labor and Supplies shall be determined for each appropriate cost component or subcomponent by averaging the first indexes published applicable to each for the months comprising the second calendar quarter immediately preceding the calendar quarter for which a Price determination is being made. For example, the months of October, November and December of ****** would be used for determining the Reference Index for the calendar quarter of April, May and June of ******. The Reference Index for Labor Benefits and Capital and Other Direct Costs shall be the index first published for the second calendar quarter immediately preceding the calendar quarter for which a Price determination is being made.

(c) In calculating the quarterly average Base Index and Reference Index levels for all cost components and subcomponents, the quarterly average index level for any index in any quarter shall be calculated as the straight arithmetic average of the monthly values published for that index. If such information is not published for any one or two of the months comprising a quarter and the index has not been discontinued, replaced or deemed to be frequently unavailable as set forth under Section 7.3, the average shall be calculated as a straight arithmetic average of the months for which values were published. In the event there is a UMWA sanctioned or unsanctioned strike on a national industry wide basis, or a selective company basis (“UMWA strike”), that has the effect of causing an increase or a decrease in a monthly SIC-122 hourly wage rate, then such monthly hourly wage rate shall be excluded in the calculation of the quarterly average SIC-122 hourly wage rate. The parties shall jointly and simultaneously confer with Bureau of Labor Statistics’ economists within the division of Monthly Industry Employment Statistics. The economists’ assessment as to whether an increase or a decrease occurred in a monthly SIC-122 hourly wage due to a UMWA strike shall be binding and shall govern as to the use or exclusion of the monthly SIC-122 hourly wage rate in question and shall govern as to when the SIC-122 hourly wage rate will be used to again (i.e., after the strike) to calculate the quarterly average index levels.

(d) The amount of the Base Price representing each cost component or subcomponent, as indicated in Section 7.3, except the Fixed Portion of the Base Price component, shall be adjusted for changes in the indexes representing such component or subcomponent. The Reference Index for each component or subcomponent shall be compared with the Base Index for such component or subcomponent and a percentage increase or decrease shall be determined. The adjustment applicable to each component or subcomponent shall be the product of such percentage increase or decrease and the per ton amount of the Base Price representing that component or subcomponent. The Price calculation formula for calculating the Price for a given calendar quarter, based on adjustments to cost components as set forth above, is provided in Annex C.

(e) ******.

Section 7.5 Regulatory Changes

(a) It is recognized that changes in Seller’s actual cost of producing, and delivering and selling coal hereunder may occur after ****** as a result of statutory or regulatory changes made by federal, state, or county governmental bodies. These changes that affect the cost of producing, delivering and selling coal hereunder, may not be reflected in or accommodated by the indexes specified in Section 7.3 above. Provided that such a statutory or regulatory change made by a federal, state, or county governmental body (1) becomes effective on or after ******, (2) results in a change in Seller’s actual cost of producing, delivering and selling coal to be supplied under this Agreement, and (3) is not reflected in or accommodated by the indexes specified in Section 7.3 above, (such a change meeting these requirements is hereinafter referred to as “Regulatory Change”), the Price determined under Article 7 shall be adjusted as follows to include such change in actual cost which shall continue until such time as such change in actual cost is reflected in or accommodated by the indexes specified in Section 7.3 above. Such adjustments to the Price shall not be subject to quarterly adjustment as provided for in Sections 7.2, 7.3, and 7.4. For any adjustment made under the provisions of this Section 7.5, the Price also shall be adjusted to offset Seller’s change in costs for royalty, severance tax and any other surcharge, if any, measured on a percentage of Price basis. Nothing in this Section 7.5 shall be deemed to include a pass through of any income tax or other general business tax assessed or measured on the profits of Seller. The parties acknowledge and agree the Price shall be adjusted to include the effect of the West Virginia Worker’s Compensation Debt Reduction Act of 2005 (West Virginia Senate Bill No. 1004).

(b) In the event a Regulatory Change(s) results in changes in Seller’s actual cost of producing, and delivering and selling coal hereunder and is assessed and/or measured on a per ton or percentage of Price basis, the Price per ton of coal shall be increased or decreased as necessary to reflect such change in Seller’s cost. The adjustment to the Price shall be made on the effective date of the change in Seller’s cost, provided, however, such effective date shall not precede the effective date of the Regulatory Change(s). The imposition of any Regulatory Change(s) under this Section 7.5 must be published in an official publication of the federal, state, or county government. The entire amount of the change in Seller’s cost for supplying coal under this Agreement shall be added to or subtracted from, as applicable, the Price determined in accordance with Section 7.2.

(c) For Regulatory Changes that are not assessed and/or measured on a per ton or percentage of Price basis as set forth in Section 7.5(b) above, Seller shall provide Buyer with documentation of the resultant increase or decrease in Seller’s actual cost of producing, and delivering and selling coal hereunder. Buyer or Buyer’s auditor shall have the right to examine Seller’s records pertinent to such cost change(s). The parties shall have three (3) months from Buyer’s receipt of Seller’s notification of such cost change(s) to agree whether a charge or credit should be imposed on each ton of delivered coal, and if so, the amount of the charge or credit. Any charge or credit pursuant to this Section (c) shall be applied to the Price determined in accordance with Section 7.2 on a fixed basis, or an adjusted basis as determined by the quarterly Price changes, as the parties may agree. If an agreement on the amount of any charge or credit pursuant to this Section (c) cannot be reached within the three (3) month period, then the matter will be resolved by arbitration pursuant to Section 12.9.

(d) In the event Seller supplies Buyer with coal produced in different states and one or more of said states effects a Regulatory Change(s) that would result in the application of a charge or credit under Sections (a), (b) or (c) above, as appropriate, such charge or credit shall be applied to the Price determined in accordance with Section 7.2 in the proportion that coal supplied from that state(s) bears to the total amount of coal supplied hereunder.

Section 7.6 Affiliate Pricing Covenant

If any part of this Agreement, now or in the future, involves cost-plus pricing, Seller warrants and agrees that: it has and will, during the term of this Agreement, fully disclose to Buyer the names and addresses of all of its affiliates from whom it has purchased services, materials or supplies in connection with any cost-plus portion of this Agreement, or from whom it makes any such purchases during the term of this Agreement; and will provide Buyer with a schedule of such expected or planned purchasing transactions between Seller and any of its affiliates relating to any cost-plus portion of this Agreement. Seller further warrants that it shall pay for services, materials, or supplies provided by its affiliates in connection with any cost-plus portion of this Agreement at prices that are no higher than the market or general prices paid by the affiliate’s direct customers. As used in this Agreement, business concerns are “affiliates” when, either directly or indirectly: one concern controls or has the power to control the other; or, a third party controls or has the power to control both.

Section 7.7 Seller’s Contingent Pricing Assumptions

The Base Price included in this Agreement is based upon certain information provided by Buyer with respect to Buyer’s requirements for the quantity and quality of coal for delivery to the Station, and other factors as stated herein, including, but not limited to the following:

******. If such ****** Regulations are implemented in such a manner that would not enable Mettiki Coal (WV), LLC to utilize Mettiki Coal, LLC’s existing ****** in substantially the same manner in which it is utilized on the date hereof at Mettiki Coal, LLC’s “D” Mine, Buyer will mitigate Seller’s increased costs to deliver coal to Buyer as a result thereof in the form of a Price adjustment which Seller shall calculate on a per ton basis as determined in accordance with the provisions of Section 7.5 above as if such occurrence were a Regulatory Change with any such resulting Price adjustment reflective of depreciation, salvage value and the value of ******.

ARTICLE 8

RIGHT TO VISIT

Each party grants to the other (including its agents) the right to visit its facilities at reasonable times, from time to time, upon reasonable notice, and subject to the applicable rules and regulations of the facilities, in order to witness and review operations related to this Agreement, including the weighing, sampling and analysis of coal.

ARTICLE 9

FORCE MAJEURE, SUSPENSION OF SHIPMENTS AND TERMINATION

Section 9.1 Force Majeure

(a) Seller shall not be liable for any delay, reduction, or suspension of Shipments or the failure or refusal to perform Ancillary Services and/or other obligations under this Agreement or the Ancillary Services Agreement resulting from any event of force majeure, and Buyer shall not be liable for failure, refusal, or inability to perform its obligations under this Agreement resulting from any event of force majeure, provided that Buyer or Seller, as the case may be, (1) promptly notifies the other party of such event and its cause and confirms such in writing within fifteen (15) Calendar Days of the date of its occurrence, (2) promptly supplies such information about the event and its cause that may be reasonably requested by the other party, and (3) exercises due diligence to remove the cause of the event or to lessen its effect. Seller also shall notify its truck transportation subcontractor(s), if any, of any event of force majeure. Notwithstanding the foregoing, the settlement of labor disputes shall be entirely at the discretion of the affected party.

(b) Events of force majeure shall be events beyond the control and without the fault or negligence of the party claiming such event, including but not limited to floods, fires,

accidents, explosions, roof falls, roof and floor intrusions, geologic pressure which traps underground mining equipment, underground flooding, aquifers, a pinch or parting in the coal seam or other extraordinary changes in coal seam characteristics at a Production Source, reduction in coal reserves or annual production at a Production Source as the result of unanticipated geological characteristics, build up of methane gas or any other mining conditions which cause unusual or material dangers or unsafe working conditions at a Production Source, strikes or other labor disputes, frozen coal, major restrictions on use or breakdown of equipment (including equipment utilized for unloading, storage and blending of coal supplied pursuant to this Agreement at the Station), a reduction or interruption of generation of electricity at the Station resulting from a total or partial forced outage of a coal-fired unit at the Station or as a result of dispatching orders from any relevant transmission provider, governmental regulations or restrictions, unexpected loss of electric load, or any cause, whether of the same or a different nature, existing or future, foreseen or unforeseen.

(c) In no event shall this Section 9.1 be construed to relieve either party of any obligations hereunder solely because of (i) the development or existence of economic conditions which may adversely affect Buyer’s utilization of coal (other than as a result of dispatching orders from any relevant transmission provider) or Seller’s delivery or sale of coal, (ii) acts or omissions of Seller or Buyer constituting negligence, or mismanagement on the part of Seller or Buyer or (iii) causes or events affecting the performance of third-party suppliers of goods or services, except to the extent caused by an event that otherwise is a force majeure event as described above.

(d) In the event that force majeure affects the quality specifications of the coal produced from the Production Sources, Seller and Buyer shall investigate alternatives to mitigate such impacts to Buyer resulting from such force majeure event including, but not limited to, alternative arrangements to allow for the delivery of such coal during the continuation of the event of force majeure. To the extent Seller is able during a force majeure event, Seller will continue to provide Ancillary Services, and Buyer will pay for such Ancillary Services, during such force majeure event.

(e) No event of force majeure shall invalidate this Agreement and, on termination of the event of force majeure, shipments of coal shall resume pursuant to the terms and conditions of this Agreement. Any coal not delivered or not accepted due to an event of force majeure shall be made up in their entirety on an Accelerated Delivery Basis commencing on the date the event of force majeure is terminated; provided, however, in no event shall the term of this Agreement be extended to accommodate the make up of any coal not delivered hereunder due to an event of force majeure. The Price to be paid for any such make up coal shall be the Price in effect for the month for which the make up coal is delivered.

Section 9.2 Termination for Continued Force Majeure

If either Buyer or Seller suffers an event of force majeure that continues uninterrupted for a period of one hundred eighty (180) days or more and as a direct result of such force majeure event such party’s performance hereunder is prevented, in whole or in substantial part, the other party shall have the right to terminate this Agreement without further liability or obligation to either party, except for those liabilities or obligations with respect to performance required hereunder prior to the effective date of such termination, those identified in Section 12.4, any obligation to pay for coal already delivered hereunder and for payment of the Existing Truck Unloading Facility, by providing written notice of termination to the nonterminating party, such termination to be effective upon receipt of such notice.

ARTICLE 10

REMEDIES, LIMITATION OF LIABILITY AND WAIVER

Section 10.1 Remedies

In the event either party fails to perform its obligations hereunder in accordance with the terms and conditions of this Agreement, the other party may exercise all remedies available to it at law or in equity, in addition to any other remedies provided herein.

Section 10.2 Limitation of Liability

Neither party shall be liable to the other for indirect, special or consequential damages. However, in no event shall the following costs, losses or damages incurred by Buyer be considered indirect, special or consequential damages: transportation costs of delivering or receiving coal, or incremental or increased costs of receiving and handling coal (including increased costs of labor and maintenance of necessary Station facilities). Nothing in this Section 10.2 shall limit or negate any right or remedy (including, but not limited to, indemnity) expressly provided elsewhere in this Agreement.

Section 10.3 Waiver

Waiver by either party of any breach or failure to require strict performance of the terms and conditions of this Agreement at any time shall in no way affect, limit, or waive such party’s right thereafter to enforce and compel strict compliance with this Agreement and shall in no way be construed as a consent to any continuing or subsequent breach or failure to perform in strict compliance with this Agreement.

ARTICLE 11

GOVERNMENTAL AUTHORITY

Section 11.1 Compliance with Laws and Regulations

In the performance of this Agreement, Buyer, Seller, and Seller’s subcontractor(s) shall comply with all applicable laws, rules, regulations, and ordinances of any governmental body or authority having jurisdiction as they are interpreted and enforced by an enforcement agency. Seller shall ensure that its subcontractor(s) complies with this Article 11.

Buyer shall comply at all times with all federal, state, local and municipal laws, rules, regulations, and ordinances as they are interpreted and enforced by an enforcement agency, including, but not limited to, Buyer’s requirement to obtain and comply with site construction permits, air quality permits, water discharge permits and/or any other requirements for Buyer to receive coal at the Station by the truck/conveyor method of delivery required specifically under this Agreement.

Section 11.2 Equal Employment Opportunity

Seller agrees to comply with all applicable provisions and successor provisions thereto, of Executive Order 11246, as amended; § 503 of the Rehabilitation Act of 1973, as amended; § 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended; and implementing regulations set forth in 41 C.F.R. §§ 60-1, 60-250 and 60-741; and the applicable provisions relating to the utilization of small and minority business concerns as set forth in 15 U.S.C. § 637, as amended. Seller agrees that the equal opportunity clause set forth in 41 C.F.R. § 60-1.4, the affirmative action clauses set forth in 41 C.F.R. §§ 60-250.4 and 60-741.4, and the clauses relating to the utilization of small and minority business concerns set forth in 15 U.S.C. § 637(d)(3) and 48 C.F.R. § 52-219.9 are hereby incorporated by reference and made part of this Agreement. If this Agreement has a value of more than $500,000, Seller shall adopt and comply with a small business and Small Disadvantaged Business Subcontracting Plan that shall conform to the requirements set forth in 15 U.S.C. § 637(d)(6). The provisions of this Section 11.2 shall apply to Seller only to the extent that (a) such provisions are required of Seller under existing law, (b) Seller is not otherwise exempt from said provisions, and (c) compliance with said provisions is consistent with and not violative of 42 U.S.C. § 2000e, et seq., 42 U.S.C. § 1981, et seq., or other acts of Congress.

Section 11.3 Permits and Licenses

(a) As of the Effective Date of this Agreement, the State of West Virginia has issued to Seller (or an affiliate thereof) the necessary operating permits for Mettiki Coal (WV), LLC’s “E” Mine. Buyer and Seller both acknowledge such permits are currently being challenged by certain parties. If Mettiki Coal (WV), LLC’s “E” Mine permits are modified or revoked causing a material change in Seller’s ability to provide the annual quantity of coal required under this Agreement, as determined by Seller’s in its sole discretion, and/or increases Seller’s cost of providing the coal and other services to Buyer as contemplated by the terms of this Agreement, as determined by Seller’s in its sole discretion, the parties shall meet in good faith to determine alternatives to mitigate any such impacts to Seller, which shall include, but not be limited to, adjustment to the Price, adjustment to the annual quantity of coal and/or changes in other terms and conditions of this Agreement. ******

(b) As of the Effective Date of this Agreement, Buyer has not obtained the site construction permits, air quality permits, water discharge permits and/or any other permits required for the construction and operation of the Storage and Blending Facility.

(c) Except as otherwise provided in Section 11.3(a) and Section 11.3(b) above, Seller and Buyer each warrants to the other that it has or will obtain any licenses and permits that, under the laws, rules, regulations, or ordinances of any federal, state, or local government, it may be required to hold in order to perform its obligations hereunder. Seller and Buyer shall hold and maintain such licenses and permits for so long as this Agreement shall remain in effect.

Section 11.4 Fines

Any fines or other penalties incurred by a party or its agents, employees or subcontractor(s) for noncompliance with laws, rules, regulations or ordinances with which compliance is required shall not be reimbursed by the other party but shall be the sole responsibility of the non-complying party.

If fines, penalties or legal costs are assessed against a party by any government agency or court due to noncompliance by the other party with any of the laws, rules, regulations or ordinances with which compliance is required under this Agreement, or if performance of a party or any part thereof is delayed or stopped by order of any government agency or court due to the other party’s noncompliance therewith, the non-complying party shall indemnify and hold harmless the other party against any and all losses, liabilities, damages, claims and costs suffered or incurred because of the failure of the non-complying party to comply therewith. The non-complying party shall reimburse the other party for any and all legal or other expenses (including attorney’s fees) reasonably incurred by the other party in connection with such losses, liabilities, damages or claims. Notwithstanding the foregoing provisions of this Section 11.4, Seller will not be liable for any fines, penalties or legal fees resulting from its performance of any Ancillary Service in accordance with the instructions of Buyer.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Assignment

(a) Subject to the conditions hereinafter set forth in this Section 12.1, neither this Agreement nor any of the obligations created herein or by law may be assigned by Buyer or Seller without the prior written consent of the other party, which consent shall not be unreasonably withheld. In considering approval of an assignment, the non-assigning party agrees that it will not seek to alter the terms of this Agreement, except as to matter of form for assignment, or require any changes which would diminish the value of this Agreement. Notwithstanding the forgoing, it shall be deemed reasonable for either party to withhold consent to any assignment if such assignment of this Agreement to a proposed assignee would result in a determination under FASB Interpretation No. 46 that such assignee would be required to be consolidated by such party or its parent for accounting purposes. The parties acknowledge and agree that either party’s use of subcontractors shall not be deemed to be an assignment by such party for purposes of this Agreement.

(b) Notwithstanding the above, either Buyer or Seller shall have the right, without obtaining the other party’s prior consent, to assign this Agreement to a parent, subsidiary, or affiliated company, provided that such assignment does not cause or result in the following: (1) diminishing or in any way altering the ability of Buyer or Seller to perform their respective obligations required herein, (2) assignment by Seller having the effect of materially diminishing or lessening competition for the supply of coal to the Station, or (3) an assignment by Buyer having the effect of materially diminishing or lessening the available market demand for the sale of coal from Seller’s Mine. The assigning party shall provide notice to the non-assigning party of an assignment, provided, that on request, the non-assigning party shall hold the information provided in such notice in strict confidentiality and shall not disseminate such information without prior approval of the assigning party to any entities other than the non-assigning party’s employees who have a business need to know the information, or pursuant to order of court, government agency or proper discovery request.

(c) Except as provided herein, any assignment made without the prior written consent of the other party shall be null and void. Additionally, any assignment that causes any of the results identified in subsection 12.1(b) shall be null and void. Any assignment made as provided herein shall not relieve either party of any responsibility for the due and faithful performance hereof. The assigning party shall be liable for all acts and omissions of its assignees.

Section 12.2 Independent Contractor

Seller shall at all times act as and be deemed to be an independent contractor for all purposes of this Agreement and shall not act as nor be deemed to be an employee or agent of Buyer.

Section 12.3 Succession

Except as provided in Section 12.1, this Agreement and the obligations created herein shall inure to the benefit of and be binding in all respects on the successors and assigns of each of the parties.

Section 12.4 Survival of Obligations

All remedial, indemnification, and confidentiality rights and obligations provided in this Agreement shall survive the termination, cancellation, or expiration of this Agreement.

Section 12.5 Governing Law

This Agreement shall be governed by and construed and enforced in accordance with, and its validity determined under the laws of the Commonwealth of Virginia, including the Uniform Commercial Code as adopted in Virginia. It is agreed that this Agreement shall be deemed executed in the Commonwealth of Virginia regardless of the actual place of signature or performance.

Section 12.6 Severability

If any term or provision of this Agreement or the application thereof to the Buyer, Seller, or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to the Buyer, Seller or circumstances other than as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

Section 12.7 Confidentiality

Seller and Buyer each agree that it will retain (and will cause its agents, employees, officers and directors to retain) in confidence the terms and conditions of this Agreement and any information obtained as a result of negotiation and performance of this Agreement that the other party identifies as being proprietary in nature. It is agreed, however, that such information may be disclosed when requested by a court or government agency or proper discovery request, and that certain cost and physical property information related to fuel purchases are routinely reported to state regulatory agencies and the Federal Energy Regulatory Commission. The parties acknowledge and agree that nothing contained herein shall prohibit either party hereto or their respective parent entities from making any public disclosures regarding this Agreement and the transactions contemplated hereby if such disclosure is required by applicable securities laws or any listing agreement with any national securities exchange or quotation system.

Section 12.8 Headings

Article and section headings set forth in this Agreement are inserted for convenience only and shall have no effect whatsoever on the interpretation or construction of this Agreement.

Section 12.9 Arbitration

Any dispute arising under Section 7.5(c) of this Agreement shall be resolved in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) and under the auspices of the AAA. The arbitration shall take place in Richmond, Virginia, unless otherwise mutually agreed. The method of selecting arbitrators shall be as follows:

(a) The parties shall agree on a panel of three (3) arbitrators chosen pursuant to the Rules, or if the parties cannot agree on such a panel;

(b) Each party shall designate one (1) arbitrator and the arbitrators shall jointly select a third arbitrator, or if this arbitrator selection process fails;

(c) Either party may request the AAA to appoint the arbitrators.

The panel of three (3) arbitrators shall decide the dispute by at least a majority vote. The arbitrators shall endeavor to reach their decision within sixty (60) days after selection of the third arbitrator. In making any award, the arbitrators shall be bound by the applicable terms of this Agreement, applying Virginia law as necessary. Neither party shall interrupt its performance under this Agreement pending the outcome of the written award of the arbitrators. The award of the arbitrators shall determine the amount of the charge or credit to be applied to the Price and whether such charge or credit shall be applied to the Price on a fixed basis or on an adjusted basis as determined by the quarterly Price adjustments. The amount of such charge or credit awarded by the arbitrators shall not exceed the original charge or credit proposed by Seller in writing to Buyer under Section 7.5(c). The award of the arbitrators shall be final and binding. Judgment upon the award rendered by the arbitrators may be entered in any court of law having jurisdiction. This agreement to arbitrate is specifically enforceable. Notwithstanding any award of the arbitrators, any joint expenses of the arbitration hearing, including but not limited to arbitrator’s expenses and fees, shall be shared equally by the parties. Notwithstanding any award by the arbitrators, each party shall bear its own cost and expense of arbitration, including but not limited to its counsel fees.

Section 12.10 Insurance

Section 12.11 (a) Policies and Coverages

Prior to the arrival of Seller’s personnel on the Station, Seller shall obtain and maintain, and require its subcontractor(s) to obtain and maintain, the following policies of insurance during the term of this Agreement:

(1) Workers’ compensation insurance for all employees in all states where work is performed and any other states where the employees performing the work or any portion thereof are normally employed and applicable employers’ liability insurance.

(2) Commercial general liability insurance with bodily injury and property damage combined single limits of at least $1,000,000 per occurrence. Such insurance shall include, but not be limited to, specific coverage for contractual liability encompassing the indemnity provisions in Section 12.11 - Indemnity, personal injury liability, products/completed operations liability, and, where applicable, explosion, collapse, underground hazards coverage and watercraft (protection and indemnity) liability.

(3) Automobile liability insurance with bodily injury and property damage combined single limits of at least $1,000,000 per occurrence covering vehicles owned, hired or non-owned.

(4) Umbrella or excess liability insurance with a single limit of $1,000,000 per occurrence in excess of the employer’s liability, commercial general liability and automobile liability policies.

The amounts of insurance required above may be satisfied by Seller’s purchasing primary coverage in the amounts specified or by Seller’s buying a separate excess umbrella liability policy together with lower limit primary underlying coverage. The structure of the coverage is at Seller’s option, so long as the total amount of insurance meets Buyer’s requirements.

The coverages required in paragraphs 12.10(a)(2), 12.10(a)(3) and 12.10(a)(4) above should be “occurrence” form policies. If said coverages are written on a “claims-made” form instead of an occurrence form, Seller shall arrange for adequate time for reporting losses. Failure to do so shall be at Seller’s sole risk.

The coverages required in paragraphs 12.10(a)(2), 12.10(a)(3) and 12.10(a)(4) above shall provide for claims by one insured against another such that, except for the limits of insurance, the insurance shall apply separately to each insured against whom a claim is made or suit is brought.

(b) Endorsements

Seller and its authorized subcontractor(s) and assignees shall cause their insurers to amend their commercial general liability and, if applicable, umbrella or excess liability policies with the following endorsements 1, 2, and 3. Worker’s compensation and automobile liability policies shall be amended with endorsement 3:

(1) “Virginia Electric and Power Company, its directors, officers and employees are additional insureds under this policy”, as related to paragraphs 12.10(a)(1), 12.10(a)(2), 12.10(a)(3) and 12.10(a)(4); and

(2) “This insurance is primary with respect to the interest of Virginia Electric and Power Company, its directors, officers and employees, and any other insurance maintained by them is excess and not contributory with this insurance;” and

(3) “Notwithstanding any provision of the policy to the contrary, this policy may not be canceled, non-renewed or materially changed by the insurer without giving thirty (30) days prior written notice to Virginia Electric and Power Company. All other terms and conditions of the policy remain unchanged.”

(c) Insurance Certificates

Before starting work at the Station, Seller shall cause its insurers or agents to complete, sign and forward to Buyer a certificate of insurance evidencing the coverages and limits required by this Article. Failure of Buyer to receive certificates of insurance does not, however, relieve Seller of the requirements of this Article. Failure to obtain the insurance coverage required by this Article shall in no way relieve or limit Seller’s obligations and liabilities under any other provisions of this Agreement.

Section 12.12 Indemnity

Except for other indemnity standards are expressly provided herein and subject to the provisions of the last sentence of Section 11.4, Seller agrees to indemnify, save harmless and, at Buyer’s sole option, defend Buyer and Buyer’s directors, officers and employees from and against all claims, demands, damages, costs, losses, liabilities, expenses, attorneys’ fees including attorneys’ fees and costs relating to appellate level, in any manner arising out of, resulting from, caused by or in connection with any of Seller’s performance hereunder or the performance of Seller’s subcontractor(s) and supplier(s) of any tier, including, but not limited to, personal injury or death to persons and damage to Buyer’s or Seller’s property or facilities, or the property of any other person including Buyer’s or Seller’s employees, to the extent such injuries, deaths or damages arise from the negligence or willful misconduct of Seller, its subcontractor(s) and supplier(s).

Notwithstanding the foregoing, Seller shall indemnify, save harmless and, at Buyer’s sole option, defend Buyer and its affiliates and their respective directors, officers and employees from and against all claims, demands, damages, costs, losses, liabilities, expenses, attorneys’ fees including attorneys’ fees) through the appellate level, in any manner arising out of, resulting from, caused by or in connection with (1) legal haul limit violations, and (2) any and all loss, damage and liability from contaminants, pollutants, hazardous substances or hazardous wastes which may result from Seller’s operations hereunder. But nothing herein shall be construed as making Seller liable for any injuries, deaths or damage caused by the sole negligence of Buyer.

Buyer agrees to indemnify, save harmless and, at Seller’s sole option, defend Seller and its affiliates and their respective directors, officers and employees from and against all claims, demands, damages, costs, losses, liabilities, expenses, attorneys’ fees including attorneys’ fees through the appellate level, in any manner arising out of, resulting from, caused by or in connection with (1) any of Buyer’s performance hereunder or the performance of Buyer’s subcontractor(s) and supplier(s) of any tier, and (2) any present or future patent or latent defect in the Coal Silos including, but not limited to personal injury or death to persons and damage to Seller’s or Buyer’s property or facilities, or the property of any other person including Seller’s or Buyer’s employees, to the extent such injuries, death or damages arise from the negligence or willful misconduct of Buyer, its subcontractor(s) and supplier(s). Notwithstanding the foregoing, in no event shall Buyer be required to indemnify Seller for any liabilities arising from legal haul limit violations or for losses, damages and liabilities from contaminants, pollutants, hazardous substances or hazardous wastes which may result from Seller’s operations hereunder.

ARTICLE 13

NOTICES

Any notice or communication required to be in writing hereunder shall be given by registered, certified, or first class mail, telecopy (facsimile), or telegram, addressed to the respective parties at the addresses listed below. Except as expressly provided herein, any notice shall be deemed to have been given when sent. Any notice given by first class mail shall be considered sent at the time of posting. Communications by telecopy, or telegram shall be confirmed by depositing a copy of the same in the post office for transmission by registered, certified, or first class mail in an envelope properly addressed as follows:

In the case of Seller to:

Alliance Coal, LLC

1717 South Boulder Avenue

Tulsa, OK 74119

Attention: General Manger – Contract Administration

Telephone No.: (918) 295-7619

Facsimile No.: (918) 295-7360

In the case of Buyer to:

Virginia Electric and Power Company

120 Tredegar Street – Clearinghouse 3rd Floor

Richmond, VA 23219

Attention: Manager Fuel Contracts

Facsimile No.: (804) 787-5752

In addition, Seller shall send a duplicate copy of every such notice and communication to Buyer’s contract administrator as designated by Buyer from time to time and Buyer shall send a duplicate copy of every such notice and communication to Seller’s General Manager of Operations at the Mine as designated by Seller from time to time.

In the case of Seller’s General Manager of Operations to:

Mettiki Coal, LLC

Dwight Kreiser, General Manager of Operations

293 Table Rock Road

Oakland, MD 21550

Telephone No.: (301) 334-5382

Facsimile No.: (301) 334-1602

Either party may, by written notice to the other, change the representative for oral or written notices or the address to which written notices and communications hereunder are to be sent.

ARTICLE 14

NON-COLLUSION

Seller hereby affirms that neither it nor any person or entity acting or purporting to act on its behalf has entered into any combination, conspiracy, agreement, or other form of collusive arrangement with any person, corporation, partnership, or other entity that directly or indirectly has to any extent lessened competition between Seller and any other person or entity for the supply of coal being made pursuant to this Agreement.

ARTICLE 15

AMENDMENTS

This Agreement may be modified or amended at any time by mutual agreement of the parties, provided that such modification or amendment shall be in writing and executed by the duly authorized representatives of the parties.

ARTICLE 16

ORDER OF PRECEDENCE

In the event of a conflict between the terms and conditions of this Agreement and the provisions of any Annex or Attachment attached hereto, the terms and conditions of this Agreement shall have precedence over the conflicting provisions of the Annex or Attachment. In the event of a conflict between the terms and conditions of any Annex and the provisions of any Attachment, the terms and conditions of the Annex shall have precedence over the conflicting provisions of the Attachment.

ARTICLE 17

ENTIRE AGREEMENT

This Agreement, the Annexes hereto, and the Attachments attached hereto, that are hereby incorporated by reference, embody the entire agreement and understanding between the parties with respect to the subject matter contained herein, supersede any prior or contemporaneous agreements or understandings between the parties, and may not be amended or changed except as provided herein.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

Buyer:

VIRGINIA ELECTRIC AND POWER COMPANY

By:	/s/ C. Edward Roarty
Name:	C. Edward Roarty
Title:	Authorized Representative

Seller:

ALLIANCE COAL, LLC

By:	/s/ George C. Tichnell
Name:	George C. Tichnell
Title:	Pursuant to Delegation of Authority dated June 22, 2005

ANNEX A

DESCRIPTION OF RESERVES

The description of the Production Sources is delineated on the attached maps.

Maps intentionally omitted

1

ANNEX B

SAMPLE CALCULATIONS FOR BTU ADJUSTMENTS

Payments for coal shipped each Calendar Month in accordance with Section 3.1 will be adjusted in accordance with Section 4.3, based on the monthly weighted average heating value of the coal. For the purposes of this example, assume that Seller’s applicable Delivered Cost of coal, as defined in Section 1.1.h effective on the last day of the month is $****** per ton, the heating value specified in Section 4.1 is ****** Btu per pound. Also assume that no price adjustments for sulfur or ash are to be made pursuant to Section 4.3. Payments for the month will be adjusted based on the monthly weighted average Btu content per Section 4.3

Wt.Average Btu / lb					Derivation	Delivered Cost per ton to Seller			Adjusted Delivered Cost per ton to Seller [1,2]
******	******	÷	******	=	******%	$	*	*****	$	*	*****
******	******	÷	******	=	******%	$	*	*****	$	*	*****
******	******	÷	******	=	******%	$	*	*****	$	*	*****
******	******	÷	******	=	******%	$	*	*****	$	*	*****
******	******	÷	******	=	******%	$	*	*****	$	*	*****
******	******	÷	******	=	******%	$	*	*****	$	*	*****
******	******	÷	******	=	******%	$	*	*****	$	*	*****

[1]	Adjusted Delivered Cost for Btu is equal to the product of the Derivation and the applicable Delivered Cost.

[2]	The Price of coal with a heating value less than the Btu value per pound given in paragraph 4.3.a.(2) will be further reduced by ****** percent (******%) of Delivered Cost.

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ANNEX C

DETERMINATION OF QUARTERLY PRICE

RE: QUARTERLY PRICE PURSUANT TO AGREEMENT EFFECTIVE May     , 2005.

Pursuant to Article 7 of this Agreement, Seller has determined and hereby certifies the following Price for the period                      to                      inclusive.

LB1            (LR1)*        LB2            (LR2)*        SR1            (SR1)*        SR2            (SR2)*        SR3            (SR3)*

PRICE =    $Per Ton x (LB 1)    +    $Per Ton x (LB2)    +    $Per Ton x (SB1)    +    $Per Ton x (SB2)    +    $Per Ton x (SB3)

SR4                    (SR4)*        SR5        (SR5)*        SR6                (SR6)*                Capital        (CR)*        Fixed

+ $Per Ton x (SB4)    +    $Per Ton x (SB5)    +    $Per Ton x (SB6)    +    $Per Ton x (CB)    +    $Per Ton

±    Regulatory*    Applicable Adjustment

  Changes      pursuant to Section 7.5

*	As determined on attached Worksheet For Obtaining Quarterly Price

All computations of ratios made pursuant to this Annex C shall be calculated to the fifth decimal place. The final price per ton (excluding any Regulatory adjustments) shall be calculated to the nearest cent by applying the rounding method on page C-2, Worksheet For Obtaining Quarterly Price. Any Regulatory adjustments added to or subtracted from the Price shall be rounded to the nearest cent, applying the same rounding method.

Seller:
Approved:
Title:
Date:

1

WORKSHEET FOR OBTAINING QUARTERLY PRICE (Period:              to             , inclusive)

Decimal Places - All computations of the averages of the monthly index figures that comprise a calendar quarter pursuant to this Annex C shall be calculated to the second decimal place then rounded to the first decimal place. The following rounding method shall be used: when the number in the second decimal place is equal to or greater than five, the first number after the decimal place shall be raised to the next higher number. Otherwise, the number in the first decimal place shall not change.

A. BASE AND REFERENCE PRICE INDEXES

LABOR:			(Source:******)

1) ******

Year	Month	Base Index	Year	Month	Reference Index
2004	July
August
September

	AVG.	(LB1)	AVG.		(LR1)

2)	Benefits		(Source:******)

Year	Quarter	Base Index	Year	Quarter	Reference Index
2004	Third	(LB2)			(LR2)

SUPPLIES:			(Source:******)

1) ******

Year	Month	Base Index	Year	Month	Reference Index
2004	July

August
September

	AVG.	(SB1)	AVG.		(SR1)

2

2) ******

Year	Month	Base Index	Year	Month	Reference Index
2004	July

August
September

	AVG.	(SB2)	AVG.		(SR2)

3) ******

Year	Month	Base Index	Year	Month	Reference Index
2004	July

August
September

	AVG.	(SB3)	AVG.		(SR3)

4) ******

Year	Month	Base Index	Year	Month	Reference Index
2004	July

August
September

	AVG.	(SB4)	AVG.		(SR4)

5) ******

Year	Month	Base Index	Year	Month	Reference Index
2004	July

August
September

	AVG.	(SB5)	AVG.		(SR5)

3

6) ******

Year	Month	Base Index		Year	Month	Reference Index
2004	July

August
September

	AVG.	(SB6)		AVG.		(SR6)

******		(Source: ******)

Year	Quarter	Base Index		Year	Quarter	Reference Index
2004	Third	(CB	)			(CR	)

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B. CALCULATION OF THE EFFECT OF REGULATORY CHANGES

	*Change #1 Amount of Imposition or (Reduction) $/Ton	*Change #2 Amount of Imposition or (Reduction) $/Ton	*Change #3 Amount of Imposition or (Reduction) $/Ton	Total Imposition or (Reduction) $/Ton
Quarter
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______
Quarter,20	______	______	______	______

*	Explanation of Regulatory Change, date of enactment, and date and name of publication
(1)

(2)

(3)

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ANNEX D

SAMPLING AND ANALYSIS PROCEDURES AND

REQUIREMENTS

Attachment A

Sampling

(a) A mechanical sampling system at Facilities shall be used to collect representative samples meeting requirements of the most current published revisions of ASTM #D-2234 as they are issued. For purposes of D-2234, Seller’s coal shall be deemed to be “two different portions of one seam”.

Within 3 months of startup and acceptance of the Storage and Blending Facility and no less than once every three calendar years during the term of this Agreement, Seller shall have a mutually agreed upon independent specialized third party conduct a bias test of the mechanical sample system utilized for sampling the coals delivered to the Facilities under this Agreement. Buyer, Seller and the agreed upon third party shall mutually agree upon the method to perform the bias test employing current industry standards. Seller shall further maintain said sampling device within ASTM specified or industry acceptable (which ever is more stringent) statistical parameters for acceptable sample bias during the term of this Agreement and shall implement any recommended modifications or corrections as a result of said bias test. To further assure a non-biased system, Seller, shall cause periodic dynamic bias tests to be performed at least once between each bias test of the mechanical sample system utilized for sampling the coals delivered to the Facilities under this Agreement. For each bias test conducted, Seller shall furnish Buyer a copy of the preliminary inspection report and also the final bias test data and report within 15 business days of its receipt by Seller.

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(b) Seller shall retain a qualified, competent organization to serve as the “Operator” of the sample system. The Operator shall operate and be present during sampling to perform sample system observations, attest to proper system performance, maintain sample system settings, and to properly collect, seal and assist in seeing that system samples are sent to Buyer’s Laboratory and Seller’s Laboratory for analysis. If, at any time during the term of this Agreement, either Buyer or Seller becomes dissatisfied with the then incumbent Operator for failure to perform duties as defined in this Attachment, the dissatisfaction shall be brought to the attention of the other party and Buyer, Seller and the Operator shall meet to determine mutually agreeable remedies to the issues causing dissatisfaction to Buyer and or Seller. If the Buyer, Seller and Operator fail to reach mutual agreement or settlement of any pertinent issues, the Operator shall be discharged and the parties shall, by mutual agreement, promptly select a qualified successor Operator; provided however that the discharged Operator shall continue to perform the functions of Operator under this Agreement until the parties’ selection of a qualified successor Operator is in place.

If the Operator (as a result of being discharged or otherwise) ceases to perform the functions of the Operator before the parties have selected a successor Operator, the parties shall mutually agree to substitute procedures for the sampling of coal.

(c) The Operator shall monitor the performance of the mechanical sampling system and attest to the validity of the sample taken. Based upon such samples, the Operator shall, as soon as practicable after the taking of such samples, provide the sample to both Buyer’s and Seller’s Laboratories. A sample lot shall not exceed 10,000 tons unless mutually agreed upon by both Buyer and Seller prior to sampling. The Buyer, at its own expense, may have size analysis, grindability, and/or other tests performed that it deems necessary.

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(d) The Operator shall be required to verify that only Seller’s coal is present to be sampled through the sample system. Any contamination of coal supplied to Buyer by third party suppliers will invalidate that sample portion.

(e) In the event that less than 85% of the coal delivered by the Seller during the month is sampled, the monthly weighted average quality analysis of the coal delivered for that month will be determined by calculating the weighted average of (1) the weighted average quality analysis for the coal sampled for the month and (2) the most recent three month historical weighted average quality analysis of coal delivered under this Agreement for the coal that is not sampled. If 85% or more of the coal is sampled in a given month, the weighted average of the analysis for this sampled coal shall apply to all tons delivered in that month.

In the event the mechanical sampling system should fail to operate properly or be unavailable for proper sampling, the Operator shall notify Seller and Buyer immediately upon discovery. Mutually agreed upon procedures shall then be decided upon and instituted as soon as practicable for alternate sampling methods if the sample system is projected to be inoperable or inaccurate for a period of five (5) consecutive days or more.

(f) Except as otherwise provided herein, the certified reports of sampling made by the “Operator” shall be binding on the parties for all purposes under this Agreement and the performance of the parties under this Agreement shall be based on such reports.

(g) Each representative shipment sample collected for analysis by the Operator shall be divided into 4 (four) separate 8 mesh sample split portions as per ASTM #D-2013 by the Operator. Two 8 mesh samples splits shall remain in possession of the Operator of the sample

3

system at the Station or other mutually agreed upon location for referee purposes. Both the Buyer’s Laboratory and the Seller’s Laboratory shall each receive one of the two remaining 8 mesh sample splits for analysis as per Article 4.2.

(h) Buyer and Seller shall have the right to have a representative present at any and all times to observe the sampling and analysis procedures. Buyer and Seller and their representatives shall also have the right to inspect and examine the performance of any equipment employed in the sampling or analysis of coal pursuant to this Agreement.

(i) All sampling of shipments performed by the Operator shall be in strict accordance with the most current published standards, methods, and procedures approved by either ASTM or ISO or as otherwise mutually agreed upon in writing by Buyer and Seller.

4

ANNEX D

Sampling and Analysis Procedures and Requirements

Attachment B

Laboratory Minimum Qualification Performance Standards:

1. Have in place a written Total Quality Management system describing purpose, policies, procedures, instructions, and hierarchy of all elements of the Quality System. System shall be designed to conform with ISO 9000 (ANSI/ASQC Q 90) series of Quality Management System Standards (or equivalent) as they apply to the services and products provided by the laboratory. The TQM system shall be the means by which TQM is integrated into laboratory services.

2. TQM system shall allow for positive proof to Buyer and Seller that the system is documented (through procedures and work instructions), implemented (through training records), and working effectively (through work records).

3. TQM system shall have a documented procedure for delineating statistical nonconforming quality data and services and a system for controlling - and an action plan to eliminate and to minimize recurrence - specific cases of nonconformance.

4. TQM system shall document when to initiate preventive actions commensurate with the magnitude of the problem and be supported with written action plans which define responsibilities, activities, and time limits.

5. All laboratory data and services shall be controlled by various verifications before, during, and after completion, to insure that the results are accurate or within expected guidelines.

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Specific criteria shall be dependent upon the service or analysis provided, but the following shall be routinely used:

•	ASTM requirements

•	NIST traceable calibrations and verification materials

•	Batch quality control samples

•	Reserve split comparisons

•	Secondary reference

•	Duplicate analysis

•	Inter-laboratory sample exchanges (round robins)

6. Process control shall include following routine maintenance and calibration schedules for measuring, inspection, and testing equipment. Appropriate verification of the inspection process, personnel, and equipment shall be recorded and kept in the job files.

As relates individual analysis, the following shall be considered MINIMAL ACCEPTABLE COMPLIANCE CRITERIA:

Sampling

1. Strict ASTM D-2234 adherence. Random sampling inspections shall be conducted once per week to gauge compliance of individuals.

Preparation

1. Strict ASTM D-2013 adherence. Precision mechanical sampling system or similar device -may be used to subdivide 8-mesh sample. Two samples selected daily to prepare in duplicate to check system integrity. In one set, the total 8-mesh rejects shall be analyzed and compared to original split. Moisture, Ash, Sulfur, and BTU are analyzed daily and bias trends are run monthly. Daily repeatability maximums are as follows:

Total Moisture	******%
Ash	******%
Volatile	******%
Sulfur	******% + ***** x (avg.%)
BTU	******BTUs’

2

8-mesh crusher product sizing checked daily so as not to exceed 5%.

60 mesh pulverizer feed is maintained at 1000 - 1300 grams and checked continually.

60 mesh pulverizer screens checked daily and integrity checked every 50 samples by 60 mesh screen tests. If +60 mesh material is more than 1% of total product, screen is replaced.

One 60 mesh sample is analyzed daily in duplicate for Moisture, Ash, Sulfur, and BTU to check pulverization quality.

Quarterly 8-mesh round robin sample is analyzed for Total Moisture, Residual Moisture, Ash, Sulfur, Volatile Matter, and BTU content.

Quarterly, the Variance of Division and Analysis (ASTM D-2013, A2) is conducted for five sets of four subsamples each. The ratio of the largest to the smallest estimate of Sda² is determined. This ratio must not exceed 2.99 in order to be acceptable.

Total Moisture

Balance checked daily against reference weights.

Oven temperature checked daily.

8-mesh duplicates checked daily, standard deviations checked monthly.

Analytical Testing

ASTM D-4621, ASTM E 882 govern.

Three 60 mesh samples analyzed in duplicate daily for Moisture, Ash, Sulfur, Volatile matter, and BTU. Repeatability limits shall be as follows:

	Daily	Weekly
Total Moisture	******%	******%
Ash	******%	******%
Volatile	******%	******%
Sulfur	******% + ****** x (Avg. %)	******%
BTU	******BTU’s	******BTU’s

NIST certified coal samples analyzed weekly for Moisture, Ash, Sulfur, and BTU’s.

The results are compiled and maintained on record.

Monthly 60 mesh round robin samples for the above parameters.

3

Quarterly, 8-mesh round robin samples analyzed for Moisture, Ash, Volatile, Sulfur, and BTU’s.

Bi-monthly 8-mesh round robin samples analyzed for Air dry loss, Residual moisture, Ash, Volatile, Sulfur, and BTU.

Bi-Monthly 60 mesh round robin samples analyzed for Residual moisture, Ash, Volatile matter, Sulfur, BTU, and 8 point fusion . Trends for the above program compiled to alert to a bias development within the testing regimes.

Mixing wheels used to thoroughly mix all 60 mesh samples prior to analysis.

Sulfur

NIST calibrations standards used to establish internal daily calibration standards. Calibration checks run every 12 determinations. If two sample checks are out of repeatability limits, the channel is recalibrated and prior samples re-run.

Weekly statistical evaluations run on the daily 60 mesh duplicates to check for bias development.

BTU

BTU determined by ASTM Standard D5865. Benzoic checks made with every oxygen bottle change, equipment repair, and at least every 50 firings of each bomb used.

Energy equivalents checked once per month with NIST certified benzoic acid.

Bomb head thickness micrometered weekly to test integrity.

3(three) 60 mesh duplicates analyzed daily for repeatability and compared weekly for Bias trends.

Ash

Temperatures and air flow checked daily.

3(three) 60 mesh duplicates analyzed daily for repeatability and compared weekly for Bias trends.

Fusion

Nickel and Iron wire run with each determination.

4

ANNEX D

Sampling and Analysis Procedures and Requirements

Attachment C

Laboratory ASTM Standards

The ASTM methods to be used by Buyer’s Laboratory, Seller’s Laboratory and any Referee Laboratory performing analytical testing on behalf of Buyer or Seller for determining the coal specification analysis, are as follows:

Moisture (total)	D-2961

Moisture (analysis sample)	D-3173 or D-5142* (See Note 1. Below)

Ash	D-3174 or D-5142* (See Note 1. Below)

Sulfur	D-4239

Btu	D-5865

Volatile Matter	D-3175 or D-5142* (See Note 1. Below)

*	Note 1. - Results obtained through the use of the instrumental tests have been shown to differ from those obtained with Test Methods D-3173, D-3174, and D-3175 on some coals. Where a relative bias between the instrumental methods and Test Methods D-3173, D-3174, and D-3175 for proximate analysis of coal are shown to exist, the instrumental results shall be corrected or the instrument calibrated using samples of known proximate analysis (NIST or equivalent).

1

ANNEX E

TRUCK DUMP FACILITY DEPRECIATION/BUY OUT SCHEDULE

1997	1998	1999	2000	2001	2002
$******	$******	$******	$******	$******	$******
2003	2004	2005	2006	2007	2008
$******	$******	$******	$******	$******	$******
	2009	2010	2011	2012
	$******	$******	$******	$ 0

The buy out purchase prices shown for each individual Calendar Year are based upon a January 1 buy out. If a buy out occurs after January 1 of any Calendar Year, the buy out amount shall be pro rata adjusted based upon the number of months remaining between the date of the buy out and the month of December 2011, compared to the number of months between the month of January of the scheduled year of the buy out through the month of December 2011. The following example is for a buy out on July 1, 2006:

Notes

66 months is from July 1, 2006 through December 31, 2011.

72 months is from January 1, 2006 through December 31, 2011.

1

ANNEX F

SYNOPSIS OF BUYER’S SAMPLING AND ANALYSIS

PROCEDURES

Buyer uses procedures found in Buyer’s most current Fossil Fuel Sampling and Analysis Manual utilizing the most current ASTM Book of Standards Section 5 as a guideline. Laboratory Standard Operating Procedures are maintained at the station laboratory. The following is a synopsis of the current procedures used to sample, to prepare the sample, and to analytically evaluate all coal received at the Station.

COLLECTION OF A GROSS SAMPLE

Buyer uses ASTM Standard D2234 as a guideline to collect a sample from coal received. Buyer uses Type I, Condition B, Spacing 1 (I-B-1) sampling requirements. This I-B-1 sampling condition is accomplished by using mechanical samplers which are capable of sampling, under ideal conditions, 100% of all coal received at the Station. Sampling personnel are assigned to operate and help maintain the sampling system at the Station. A minimum of five rail cars or twenty trucks and a maximum of 10,000 tons can constitute a composite sample.

PREPARATION OF GROSS SAMPLES

Buyer uses ASTM Standard D2013 as a guideline to prepare the gross sample for analysis. The final 8 mesh sample collected by the mechanical sampler is riffled to a 1000 gram sample of which 500 grams are used for the proximate analysis and between 300 and 500 grams are used for the total moisture determination. After the 500 gram sample is air-dried, it is pulverized to 60 mesh sample for analysis by the laboratory.

1

TOTAL (AS-RECEIVED) MOISTURE

Buyer uses ASTM Standard D2961 in determining the total moisture of the coal when it is received. Approximately 500 grams of the 8 mesh sample is placed in a drying oven for four hours at 107 ± 3oC to determine weight loss which is converted into the percentage of total moisture in the coal. This moisture percentage is used to determine the as-received constituents of the coal, i.e. ash, BTU, volatile matter, and sulfur.

PROXIMATE ANALYZER

A proximate analyzer (Leco TGA) is used at the Station to determine analysis moisture, ash, and volatile matter on a dry basis. ASTM Standard D5142 is used as a guideline utilizing the formulas to determine repeatability and reproducibility results as written in the Standard. Leco proximate standards are run with each analyzer run. Data is validated by a quarterly round-robin quality control check using DOE or in-house prepared coal samples.

TOTAL SULFUR IN COAL

Buyer uses ASTM Standard D4239 as a guideline to determine the total sulfur content in the analysis sample. Buyer uses a high temperature combustion furnace with infrared absorption detection capability to burn an approximately one gram sample of coal which gives the total sulfur content of the coal. The Station laboratory uses a Leco analyzer. With each batch analyzed, the analyzer is calibrated with a NIST traceable standard and checked for linearity over the range.

2

GROSS CALORIFIC VALUE OF COAL

Buyer uses ASTM Standard D5865 as a guideline to determine the gross calorific (BTU) value of the analysis sample. Buyer burns a one gram sample in an isoperibal bomb calorimeter that is equipped with a microprocessor that controls the ignition and the water and the water temperatures and calculates the BTU value of the coal sample. It also provides a printout of the BTU content for future reference. The calorimeter is standardized with a benzoic acid standard from or traceable to the National Institute of Standards and Technology (NIST) to determine the water equivalent to be used in calculation of the calorific value. The calibration is checked on a periodic basis and also any time the equipment is repaired or moved from its normal location or if necessary as a result of quarterly round-robin quality control checks.

HARDGROVE GRINDABILITY INDEX OF COAL

Buyer uses ASTM Standard D409 as a guideline to determine the Hardgrove Grindability Index (HGI) of the coal sample. Buyer starts with the 8 mesh product collected by the mechanical sampler to produce the 16 X 30 mesh analysis sample used to determine the HGI of the coal. Each grindability machine is calibrated by using four grindability standards to develop a grindability index curve. Calibration is checked semiannually by using an in-house round-robin standard (may include a known DOE standard).

3

FUSIBILITY OF COAL ASH

Buyer uses ASTM Standard D1857 as a guideline to determine the fusion-fluid temperature of the coal-ash sample. The Station uses an electric furnace to determine the fusion-fluid temperature. Buyer reports the hemispherical temperature (HT) as the fusion temperature and the fluid temperature (FT) as determined. The HT is the temperature at which the ash cone has fused to a hemispherical lump in which the height is one-half of the base. The FT is the temperature at which the fused mass has spread out in a nearly flat layer with a maximum height of 1/16 inch.

QUALITY CONTROL

A DOE or in-house prepared coal sample is distributed quarterly to the Station and to select independent laboratories for the determination of ash, volatile matter, sulfur, and BTU value. These results are reviewed by the System Chemist to evaluate the validity of the analyses. If any discrepancies exist, recommendations are made for the needed corrective action.

Buyer’s lab uses ASTM Guide D4621 as a reference for quality control in the laboratory. Additionally the laboratory analytical balances are checked for accuracy and level daily. Twice annually, the balances are checked and calibrated, if required, by an authorized factory representative.

4

ANNEX G

REFEREE LABORATORIES

After execution of the Agreement but prior to delivery of coal under the Agreement, Buyer and Seller shall meet to discuss and mutually agree to the Laboratory(s) that shall be used under the Agreement as Referee Laboratory(s), which shall meet the minimum laboratory specifications outlined in Annex D, Attachment B.

Both the Buyer and Seller shall, from time to time during the term of this Agreement, (1) by mutual agreement, (2) in the event of noncompliance of approved Referee Laboratory(s) with the minimum laboratory specifications outlined in Annex D, Attachment B, mutually agree to the Laboratory(s) that shall be used under the Agreement as Referee Laboratory(s).

1

ANNEX H

PERFORMANCE CRITERIA FOR THE PROJECT

I.	Phase I Facility Design Services

Seller, and/or Seller’s subcontractors, will design and construct the Project at the Station, more particularly described herein, all subject to, or in accordance with Buyer’s approval, with such approval not to be unreasonably withheld, delayed or conditioned.

(a) The general design specifications for the Project consider at a minimum the following: (i) the Project is sufficiently sized to minimize stockpiles of coal at the Seller’s existing coal processing plant and/or the Production Source(s), (ii) the Project will allow for direct shipment of coal from Seller’s Production Source(s) to the Facilities, and (iii) the storage and blending of coal(s) at the Facilities are necessary to meet Seller’s delivery obligations under the Agreement. The Project and Facilities are more particularly depicted in the drawings attached to this Annex H, and will be capable of blending coal in variable rates of ****** up to ****** tons per hour (Seller acknowledges that the existing “P” conveyor is rated at ****** tons per hour) to meet Seller’s delivery, and Buyer’s purchase, obligations under the Agreement.

Notwithstanding the forgoing, the parties acknowledge that a portion of Buyer’s real property at the Station has been leased to PC West Virginia Synthetic Fuel #2, LLC (“PCWV”), as generally depicted in ****** drawing number ******, and specifically depicted in ****** drawing number ****** dated ******. Seller agrees to relocate a portion of the PCWC’s “Access Easement” in a manner that it does not materially reduce the stockpile area of the Storage and Blending Facility as generally depicted on ******

1

drawing number ******. As soon as practicable after the expiration or termination of the right to receive tax credits for synthetic fuel under Section 29 of the Internal Revenue Code of 1986, as amended, Buyer will cause PCWV to remove its property from the PCWV “Lease Area” to allow an increase in the stockpile area of the Storage and Blending Facility as depicted in Sedgman drawing number PP-0400. During such time Seller and Buyer agree to use their best efforts to mitigate any impacts to each other and PCWV. During such time, subject to the party’s acknowledgement and agreement in this paragraph, the Storage and Blending Facility can meet Seller’s delivery obligations under the Agreement.

(b) In addition to Seller’s other obligations specified herein, and subject to Buyer’s approval, Seller shall provide in the performance of the Agreement, on a time and material, actual cost reimbursement basis, the facilitation of engineering management, and Project design (the “Evaluation Material”) in sufficient detail to develop construction estimates that provide Buyer the ability to evaluate the Project identified herein. Buyer acknowledges that it is aware that the two (2) existing Coal Silo’s at the Station have reduced storage capacity due to structural defects, which may require repairs to ensure continued utilization at the existing reduced storage capacity, and/or prevent future structural failures.

(c) In order to design and construct the Storage and Blending Facility with an anticipated operational date on or before January 1, 2007 and subject to the provisions of paragraph 1.0(a) above, Buyer in the exercise of its sole reasonable commercial judgment, shall provide written notice to Seller of its approval of the Project and/or mutually agreed upon modifications within fourteen calendar days of receipt of the Evaluation Material from Seller, which is anticipated to be no later than ******.

2

(d) After election, a final design scope of work, performance schedule, and cost estimate will be mutually agreed to by the Parties. Buyer acknowledges that Seller is providing assistance in the development of design, engineering, and cost estimates for the convenience of the Buyer, and employs independent third party subcontractors to perform said work for Seller. All design, engineering, and construction estimates described above will meet or exceed the criteria mutually agreed by the Parties in writing.

II.	Phase II Facility Construction Services

(a) After finalizing the design, scope of work, performance schedules and cost estimates, the parties shall proceed to Phase II Facility construction services under which the Parties shall implement the construction of the facilities which meet the final design approved by Buyer. Buyer acknowledges that Seller is providing assistance in the construction of the plan agreed to for the convenience of the Buyer, and employs independent third party subcontractors to perform said work for Seller. All final design, engineering, and construction provided by Seller and/or Sellers subcontractors shall meet or exceed the performance criteria mutually agreed by the parties.

(b) As a part of the inducement and consideration for entering into this Agreement, Seller is acting as a facilitator for Buyer’s benefit on a time and materials actual cost reimbursement bases.

III.	Project Estimated Budget Cost

(a) Seller’s subcontractor has provided an estimated cost of the Project of $****** plus or minus ****** percent (******%), excluding West Virginia State Sales

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Tax and payment and performance bond costs. In the event the actual Project cost (excluding Buyer’s modifications) exceeds $****** excluding West Virginia State Sales Tax and payment and performance bond costs, Seller will notify Buyer in writing, and obtain Buyers consent with respect to any costs in excess of $******, which such consent will not be unreasonably delayed, withheld or conditioned.

(b) Notwithstanding the last sentence of Section 2.2(b) of the Agreement the parties agree that Seller’s portion of the cost of Seller’s subcontractor’s payment and performance bond costs will be limited to the actual costs of the Project (excluding Buyers modifications). Seller’s subcontractor estimates that the cost of such payment and performance bond will not exceed . ******% of the cost of the Project.

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ANNEX I

THIRD PARTY SALES AGREEMENTS

1.	Third Party Agreements

(a) From time to time, after the date that Seller is obligated to sell and deliver coal to Buyer under this Agreement, Buyer may request Seller to enter into new spot and/or long term agreements to sell coal to a third party designated by Buyer which operates a solid synthetic fuel facility located at the Station who intends to process, deliver, and sell to Buyer synthetic fuel that qualifies for the Section 29 tax credit (“Synfuel”) that is processed from the coal which Seller is authorized to sell and deliver to Buyer under this Agreement (a “Third Party Seller”). Any such agreements with a Third Party Seller shall have substantially the same terms and conditions as provided in this Agreement with respect to the quality specifications, adjustments for quality variations, quality suspension rights and other terms and conditions as mutually agreed to between Seller and such Third Party Seller (a “Third Party Agreement”).

(b) If Seller does enter into a Third Party Agreement, Buyer and Seller acknowledge that any coal sold under such Third Party Agreement will automatically reduce the quantity of coal required to be purchased by Buyer and/or supplied by Seller pursuant to this Agreement. If the Third Party Agreement requires that the Third Party Seller pay any additional amounts to Seller, including any purchase price premiums that are in excess of the Price paid by Buyer hereunder, then Seller shall pay Buyer an amount equal to such purchase price premiums for coal that is delivered by Seller to the Station but not ultimately processed into Synfuel.

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(c) Upon any cancellation or termination of any Third Party Agreement, at Buyer’s sole option, the Third Party Seller’s rights, title, and interests in and to the Third Party Agreement (including any coal shortfall make-up rights) shall be transferred to Buyer. If any Third Party Agreement is suspended or terminated or breached for any reason, there shall be no basis to claim non-performance or breach or exercise a right of offset, counterclaim or cancellation of, against or under this Agreement.

(d) A force majeure event affecting Seller’s ability to deliver coal to a Third Party Seller under a Third Party Agreement and/or Buyer’s ability to receive coal and/or Synfuel from a Third Party Seller shall be deemed to be a force majeure event under this Agreement. In the event that a Third Party Seller is unable to receive coal, for reasons other than Buyer’s ability to receive coal and/or Synfuel, such event will not be considered a force majeure event under this Agreement.

(e) If any Third Party Agreement is terminated and/or suspended for any reason, this Agreement shall remain in full force and effect with the remaining obligations for the sale and purchase of quantities of coal to be the quantities set forth in this Agreement, reduced by the amount of coal delivered under any Third Party Agreement, if any, during each such applicable calendar month.

2.	Third Party Seller Coal Price

(a) The price of coal sold by Seller to a Third Party Seller under any Third Party Agreement shall be equal to ******.

(b) All quality adjustments under any Third Party Agreement shall be calculated pursuant to Section 4.3 of this Agreement, using the Price then effective under this Agreement.

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(c) Seller’s compensation for Ancillary Services will include the costs to provide title transfer and sampling needed to support the existing Synfuel facility at the Station. Buyer and Seller acknowledge and agree that Seller will be required to operate the Storage and Blending Facility additional operating hours (i.e., ****** hours per day at ****** tph versus ****** hours per day at ****** tph) to support the existing Synfuel facility at the Station.

3.	No Change in Rights

Except as expressly provided in this Annex I, the Parties acknowledge and agree that, neither Buyer nor Seller will have any greater, reduced, additional or changed obligation, liability or duty to the other as a result of any Third Party Agreement between Seller and a Third Party Seller.

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